UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12
OKTA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Okta, Inc., 100 First Street, Suite 600
San Francisco, California 94105
May 8, 2025
Dear Okta Stockholder:
I am pleased to invite you to attend the 2025 Annual Meeting of Stockholders of Okta, Inc. to be held on June 24, 2025, at 9:00 a.m. Pacific Time. The Annual Meeting will be held virtually via a live interactive audio webcast on the internet. You will be able to listen, vote and submit your questions at virtualshareholdermeeting.com/OKTA2025 during the meeting.
Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of 2025 Annual Meeting of Stockholders and Proxy Statement. We encourage you to vote at the Annual Meeting and any adjournment, rescheduling or postponement of the Annual Meeting if you were a stockholder as of the close of business on April 28, 2025.
Thank you for your ongoing support of Okta.
Sincerely,
Todd McKinnon
Chairperson of the Board of Directors and
Chief Executive Officer

YOUR VOTE IS IMPORTANT
On or about May 8, 2025, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement for our 2025 Annual Meeting of Stockholders and our 2025 Annual Report on Form 10-K. The Notice provides instructions on how to vote online or by telephone and explains how to receive a paper copy of proxy materials by mail. Our Proxy Statement and 2025 Annual Report can be accessed online at www.proxyvote.com using the control number located on the Notice, on your proxy card, or in the instructions that accompanied your proxy materials. Our Proxy Statement and 2025 Annual Report are also available on our investor relations website at investor.okta.com.
Even if you plan to attend the Annual Meeting, please ensure that your shares are voted by signing and returning a proxy card or by using our internet or telephonic voting system.

Okta, Inc., 100 First Street, Suite 600
San Francisco, California 94105

Notice of 2025 Annual Meeting of Stockholders
Notice is hereby given that Okta, Inc. will hold its 2025 Annual Meeting of Stockholders (the “Annual Meeting”) on June 24, 2025, at 9:00 a.m. Pacific Time via a live interactive audio webcast on the internet. You will be able to listen, vote and submit your questions at virtualshareholdermeeting.com/OKTA2025 during the meeting. We are holding the Annual Meeting for the following purposes, which are more fully described in the accompanying proxy statement (our “Proxy Statement”):

June 24, 2025
•To elect two Class II directors to hold office until the 2028 Annual Meeting of Stockholders or until their successors are duly elected and qualified;
•To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2026;
•To approve, on an advisory non-binding basis, the compensation of our named executive officers;
•To approve, on an advisory non-binding basis, the frequency of future advisory non-binding votes to approve the compensation of our named executive officers; and
•To transact any other business that properly comes before the Annual Meeting (including any adjournment, rescheduling or postponement thereof).

9:00 a.m. Pacific Time
virtualshareholdermeeting.com/OKTA2025

Our board of directors recommends that you vote “FOR” the director nominees named in Proposal One, “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm as described in Proposal Two, “FOR” the approval, on an advisory non-binding basis, of the compensation of our named executive officers as described in Proposal Three, and for “ONE YEAR” as the preferred frequency for future advisory non-binding votes to approve the compensation of our named executive officers as described in Proposal Four.
We have elected to provide access to our meeting materials in lieu of mailing printed copies. On or about May 8, 2025, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and our 2025 Annual Report on Form 10-K (our “2025 Annual Report”). The Notice provides instructions on how to vote online or by telephone and explains how you can request a paper copy of the proxy materials, which include our Proxy Statement accompanying the Notice. Our Proxy Statement and our 2025 Annual Report can be accessed online at www.proxyvote.com using the control number located on your Notice, on your proxy card or in the instructions that accompanied your proxy materials.
Only stockholders of record as of the close of business on April 28, 2025 are entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors,

Larissa Schwartz
Chief Legal Officer and Corporate Secretary
San Francisco, California May 8, 2025

Okta, Inc., 100 First Street, Suite 600
San Francisco, California 94105

Proxy Statement for the 2025 Annual Meeting of Stockholders Table of Contents

General Information	1
Proposal One: Election of Directors	8
Corporate Governance	17
Environmental, Social and Governance Matters	25
Non-Employee Director Compensation	27
Proposal Two: Ratification of the Appointment of Our Independent Registered Public Accounting Firm	29
Report of the Audit Committee of the Board of Directors	31
Proposal Three: Approval, on an Advisory Non-Binding Basis, of the Compensation of Our Named Executive Officers	32
Proposal Four: Approval, on an Advisory Non-Binding Basis, of the Frequency of Advisory Non-Binding Votes to Approve the Compensation of Our Named Executive Officers	33
Executive Officers	34
Compensation Discussion and Analysis	35
Executive Compensation	51
Fiscal 2025 Summary Compensation Table	51
Fiscal 2025 Grants of Plan-Based Awards Table	53
Fiscal 2025 Outstanding Equity Awards at Fiscal Year-End Table	54
Fiscal 2025 Option Exercises and Stock Vested Table	56
CEO Pay Ratio Disclosure	58
Pay Versus Performance Table	59
Report of the Compensation Committee of the Board of Directors	64
Equity Compensation Plan Information	65
Security Ownership of Certain Beneficial Owners and Management	66
Certain Relationships and Related Party Transactions	68
Additional Information	70

Okta, Inc., 100 First Street, Suite 600
San Francisco, California 94105

General Information
Our board solicits your proxy on our behalf for the Annual Meeting and at any adjournment, rescheduling or postponement of the Annual Meeting, for the purposes set forth in our Proxy Statement and the accompanying Notice. The Annual Meeting will be held virtually via a live interactive audio webcast on the internet on June 24, 2025, at 9:00 a.m. Pacific Time. On or about May 8, 2025, we mailed our stockholders the Notice containing instructions on how to access this Proxy Statement and our 2025 Annual Report. If you held shares of our Class A or Class B common stock as of the close of business on April 28, 2025, you are invited to attend the Annual Meeting at virtualshareholdermeeting.com/OKTA2025 and to vote on the proposals described in this Proxy Statement.
In this Proxy Statement, the terms “Okta,” “the company,” “we,” “us” and “our” refer to Okta, Inc. and its subsidiaries. The mailing address of our principal executive offices is Okta, Inc., 100 First Street, Suite 600, San Francisco, California 94105.

June 24, 2025
9:00 a.m. Pacific Time
virtualshareholdermeeting.com/OKTA2025

How can I attend the Annual Meeting online?

We will host the Annual Meeting via live webcast only. We believe that hosting a virtual meeting will facilitate stockholder attendance and participation at the Annual Meeting by enabling stockholders to participate from any location around the world. We have designed the virtual platform to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to listen, vote and ask questions during the Annual Meeting through the virtual platform.
Okta stockholders may attend the Annual Meeting online at virtualshareholdermeeting.com/OKTA2025. The webcast will start at 9:00 a.m. Pacific Time on June 24, 2025. To attend the Annual Meeting, you will need the 16-digit control number that is located on your Notice, on your proxy card or in the instructions accompanying your proxy materials. Instructions on how to participate in the Annual Meeting are also posted online at www.proxyvote.com.
What matters are being voted on at the Annual Meeting?

You will be voting on:
•the election of two Class II directors to serve until the 2028 Annual Meeting of Stockholders or until their successors are duly elected and qualified;
•a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2026;
•a proposal to approve, on an advisory non-binding basis, the compensation of our named executive officers (our “NEOs”);
•a proposal to approve, on an advisory non-binding basis, the frequency of future advisory non-binding votes to approve the compensation of our NEOs; and
•any other business as may properly come before the Annual Meeting (including any adjournment, rescheduling or postponement thereof).

Okta, Inc.	2025 Proxy Statement	1

General Information
How does the board of directors recommend that I vote on these proposals?

Our board recommends a vote:
•“FOR ALL” of the Class II director nominees: Jeff Epstein and J. Frederic Kerrest;
•“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2026;
•“FOR” the approval, on an advisory non-binding basis, of the compensation of our NEOs, as disclosed in this Proxy Statement; and
•for “ONE YEAR” as the preferred frequency, on an advisory non-binding basis, for future advisory non-binding votes to approve the compensation of our NEOs.
Who is entitled to vote?

Holders of either class of our common stock as of the close of business on April 28, 2025—the record date for the Annual Meeting (the “Record Date”)—may vote at the Annual Meeting.
As of the Record Date, there were 167,161,461 shares of our Class A common stock and 7,909,862 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock are collectively referred to in our Proxy Statement as our “common stock.” Our Class A common stock and Class B common stock will vote as a single class on all matters described in our Proxy Statement. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of Class A common stock is entitled to one vote on each proposal and each share of Class B common stock is entitled to ten votes on each proposal.
Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, Computershare, you are considered the “stockholder of record” with respect to those shares. As the stockholder of record, you have the right to vote online, by telephone or—if you receive paper proxy materials by mail—by filling out and returning the proxy card.
Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name.” If you are a “street name stockholder,” the Notice was forwarded to you by your broker, bank or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. If you are a beneficial owner, you may attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote at the Annual Meeting. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use.
What is the quorum requirement?

A quorum is the minimum number of shares required to be present to properly hold an annual meeting of stockholders and conduct business under our bylaws and Delaware law. The presence, in person or by proxy, of a majority of the voting power of all issued and outstanding shares of our common stock entitled to vote on the Record Date will constitute a quorum at the Annual Meeting. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for the purposes of determining a quorum.

2	2025 Proxy Statement	Okta, Inc.

General Information
How many votes are needed for the approval of each proposal?

Proposal One. The election of directors requires a plurality of the voting power of the shares of our common stock, present in person or by proxy, at the Annual Meeting and entitled to vote thereon. “Plurality” means that the nominees who receive the largest number of votes cast “FOR” such nominees are elected as directors. As a result, any shares not voted “FOR” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “FOR” or “WITHHOLD” on the nominees for election as a director.
Proposal Two. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2026 requires the affirmative vote of a majority of the voting power of the shares of our common stock, present in person or by proxy, at the Annual Meeting and entitled to vote thereon. Abstentions are considered shares present in person and entitled to vote on this proposal, and thus will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will have no effect on the outcome of this proposal. Because brokers have discretionary authority to vote on this proposal, we do not expect any broker non-votes.
Proposal Three. The approval of the compensation of our NEOs requires the affirmative vote of a majority of the voting power of the shares of our common stock, present in person or by proxy, at the Annual Meeting and entitled to vote thereon. Abstentions are considered shares present in person and entitled to vote on this proposal, and thus will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will have no effect on the outcome of this proposal.
Proposal Four. The option in terms of years that receives the highest number of votes from the voting power of shares of our common stock, present in person or by proxy, at the Annual Meeting and entitled to vote thereon, will be considered the frequency preferred by our stockholders. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
How do I vote?

If you are a stockholder of record, there are four ways to vote:

By Internet
Vote at www.proxyvote.com until 11:59 p.m. Eastern Time on June 23, 2025 (have your Notice or proxy card in hand when you visit the website). You may also access the voting website by scanning the QR Barcode available on your proxy card.
By Telephone Vote toll-free at 1-800-690-6903 until 11:59 p.m. Eastern Time on June 23, 2025 (have your Notice or proxy card in hand when you call).

By Mail Vote by completing and mailing your proxy card (if you received printed proxy materials).	During the Annual Meeting Instructions on how to attend and vote at the Annual Meeting are described at virtualshareholdermeeting.com/OKTA2025.

Okta, Inc.	2025 Proxy Statement	3

General Information
In order to be counted, proxies submitted by telephone or internet must be received by 11:59 p.m. Eastern Time on June 23, 2025. Proxies submitted by U.S. mail must be received before the start of the Annual Meeting.
If you are a street name stockholder, please follow the instructions from your broker, bank or other nominee to vote by internet, telephone or mail. You may not vote during the Annual Meeting unless you receive a legal proxy from your broker, bank or other nominee.
Can I change my vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy by:
•notifying our Corporate Secretary in writing at Okta, Inc., 100 First Street, Suite 600, San Francisco, California 94105, before the vote is counted;
•voting again using the telephone or internet before 11:59 p.m. Eastern Time on June 23, 2025 (your latest telephone or internet proxy is the one that will be counted); or
•attending and voting during the Annual Meeting.
Simply logging into the Annual Meeting will not, by itself, revoke your proxy.
If you are a street name stockholder, you may revoke any prior voting instructions by contacting your broker, bank or other nominee.
What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board. Todd McKinnon, Brett Tighe and Larissa Schwartz have been designated as proxy holders by our board. If your proxy is properly granted, your shares represented by such proxy will be voted at the Annual Meeting in accordance with your instructions. If you do not give specific instructions, your shares will be voted in accordance with the recommendations of our board as described above. If any matters not described in our Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, rescheduled or postponed, the proxy holders can vote your shares on the new Annual Meeting date as well, unless you revoke your proxy instructions as described above.
What is the effect of abstentions and broker non-votes?

Votes withheld from any nominee, abstentions and “broker non-votes” (i.e., where a broker has not received voting instructions from the beneficial owner and for which the broker does not have discretionary power to vote on a particular matter) are counted as present for purposes of determining the presence of a quorum, but otherwise have no effect on the election of directors. Abstentions have the same effect as a vote “AGAINST” (i) the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2026 and (ii) the approval, on an advisory non-binding basis, of the compensation of our NEOs. Abstentions will have no effect on the advisory non-binding vote on the preferred frequency of future advisory non-binding votes to approve the compensation of our NEOs.
Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner that their customers direct. If you do not give timely voting instructions, your broker will have discretion to vote your shares on the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, but will not have

4	2025 Proxy Statement	Okta, Inc.

General Information
discretion to vote on any other proposals, including the election of directors (even if not contested).
Where can I find the voting results of the Annual Meeting?

We will announce preliminary results at the Annual Meeting. We will disclose final results by filing a Current Report on Form 8-K within four business days after the date of the Annual Meeting. If final results are not available at that time, we will provide preliminary voting results in the Current Report on Form 8-K and then provide the final results in an amendment to that Current Report as soon as the voting results become available.
How are proxies solicited for the Annual Meeting?

Our board is soliciting proxies for use at the Annual Meeting. Okta bears all expenses associated with this solicitation. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to their customers who are beneficial owners of our common stock. In addition, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies. We have engaged the services of D.F. King & Co., Inc., a professional proxy solicitation firm, to help us solicit proxies from stockholders, including certain brokers, trustees, nominees and other institutional owners, for a fee of approximately $12,500 plus costs and expenses.
Why did I receive a Notice instead of a full set of proxy materials?

In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials, which includes our Proxy Statement and our 2025 Annual Report, primarily online. On or about May 8, 2025, we mailed our stockholders a Notice that contains instructions on how to access our proxy materials electronically, how to vote at the Annual Meeting and how to request printed copies of our proxy materials. The Notice explains how you can request to receive all future proxy materials in printed form by mail or electronically by email. We encourage stockholders to access our proxy materials online to help reduce the environmental impact of our annual meetings.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy?

As permitted by the SEC, we have adopted a procedure called “householding.” Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. Householding reduces our printing costs, mailing costs and fees, as well as our environmental impact. Stockholders who participate in householding will still be able to access and receive individual proxy cards. Upon written or oral request, we will promptly deliver a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or if you are receiving multiple copies and wish to participate in householding, please contact us at our principal office address:
Okta, Inc.
Attention: Investor Relations
100 First Street, Suite 600
San Francisco, California 94105
(415) 604-3346

Okta, Inc.	2025 Proxy Statement	5

General Information
Street name stockholders may contact their broker, bank or other nominee to request information about householding.
What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?

Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the 2026 Annual Meeting of Stockholders by submitting their proposals in writing to our Corporate Secretary at our principal office address listed above. To be considered for inclusion in our proxy statement for the 2026 Annual Meeting of Stockholders, our Corporate Secretary must receive the written stockholder proposal no later than January 8, 2026. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:
Okta, Inc.
Attention: Corporate Secretary
100 First Street, Suite 600
San Francisco, California 94105
Our bylaws establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such annual meeting of stockholders, (ii) otherwise properly brought before such annual meeting of stockholders by or at the direction of our board or (iii) properly brought before such meeting by a stockholder of record entitled to vote at such annual meeting of stockholders who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our bylaws. To be timely for the 2026 Annual Meeting of Stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:
•not earlier than February 24, 2026, and
•not later than the close of business on March 26, 2026.
In the event we hold the 2026 Annual Meeting of Stockholders more than 30 days before or more than 60 days after the one-year anniversary of the 2025 Annual Meeting, then, for notice by the stockholder to be timely, our bylaws provide that the notice must be received by the Corporate Secretary not earlier than the close of business on the 120th day prior to such Annual Meeting and not later than the close of business on the later of the 90th day prior to such Annual Meeting or the tenth day following the day on which public announcement of the date of such Annual Meeting is first made. In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting of stockholders, we are not required to present the proposal for a vote at such annual meeting of stockholders. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

6	2025 Proxy Statement	Okta, Inc.

General Information
We intend to file a proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for our 2026 Annual Meeting of Stockholders. Stockholders may obtain our proxy statements (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at www.sec.gov.
Nomination of Director Candidates
Holders of our common stock may propose director candidates for consideration by the nominating and corporate governance committee of our board (the “nominating committee”). Any such recommendation must include the nominee’s name and qualifications for membership on our board and be directed to our Corporate Secretary at the address listed above. For additional information regarding stockholder recommendations for director candidates, please see the section titled “Corporate Governance—Identifying and Evaluating Director Nominees—Stockholder Recommendations” below.
In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, you must provide the information required by our bylaws. In addition, you must give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time periods described above under the subsection titled “—Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.
Availability of Bylaws
A copy of our amended and restated bylaws is included as Exhibit 3.2 to our 2025 Annual Report and is available via the SEC’s website at www.sec.gov. You may also contact our Corporate Secretary at the address set forth above to receive a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
Why is the Annual Meeting being held virtually?

We continue to embrace the latest technology to provide ease of access, real-time communication and cost savings for our stockholders and our company. Hosting a virtual meeting makes it easy for our stockholders to participate from any location around the world.
You will be able to participate in the Annual Meeting online and submit your questions during the meeting by visiting virtualshareholdermeeting.com/OKTA2025. You also will be able to vote your shares electronically prior to or during the Annual Meeting.
How can I submit a question at the Annual Meeting?

If you want to submit a question during the Annual Meeting, log into virtualshareholdermeeting.com/OKTA2025, type your question in the “Ask a Question” field and click “Submit.” Questions pertinent to meeting matters will be read and answered during the Annual Meeting, subject to time constraints.
What if I have technical difficulties or trouble accessing the Annual Meeting?

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Stockholder Meeting log in page. Technical support will be available starting at 8:30 a.m. Pacific Time on June 24, 2025 and will remain available until the Annual Meeting ends.

Okta, Inc.	2025 Proxy Statement	7

01

Proposal One: Election of Directors	Board Structure

Our board is divided into three staggered classes of directors. One class is elected each year at the annual meeting of stockholders for a term of three years. The term of the Class II directors expires at the Annual Meeting. The term of the Class III directors expires at the 2026 Annual Meeting of Stockholders and the term of the Class I directors expires at the 2027 Annual Meeting of Stockholders. We expect directors who are re-elected to hold office for a three-year term or until the election and qualification of their successors in office.

	Nominees	Director Since	Principal Occupation
	Jeff Epstein	2021	Operating Partner, Bessemer Venture Partners
	J. Frederic Kerrest	2009	Managing Partner and Founder, Windproof Partners

Our board has nominated Jeff Epstein and J. Frederic Kerrest for election as Class II directors to hold office until the 2028 Annual Meeting of Stockholders or until their successors are duly elected and qualified, subject to their earlier resignation or removal. Each of the nominees is a current Class II director and member of our board and has consented to serve if elected. Rebecca Saeger, currently a Class II director, was not nominated for re-election at the Annual Meeting. We thank Ms. Saeger for her years of distinguished service.
Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received “FOR” the election of each nominee. Proxies cannot be voted for a greater number of persons than two at the Annual Meeting, the number of nominees named in our Proxy Statement. If any nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by our present board. In the alternative, the proxies may vote only for the remaining nominees, leaving a vacancy on our board. Our board may fill such vacancy at a later date or reduce the size of our board. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director. Our board has adopted a resolution to reduce the size of our board from ten to nine directors immediately following the election of the Class II directors at the Annual Meeting.

Recommendation of Our Board

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

8	2025 Proxy Statement	Okta, Inc.

Proposal One: Election of Directors
The biographies of each nominee and continuing director below contain information regarding each such person’s service as a director of our board, business experience, other director positions held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused our board to determine that the person should serve as a director of the company. In addition to the information presented below regarding each nominee’s and continuing director’s specific experience, qualifications, attributes and skills that led our board to conclude that he or she should serve as a director, we believe that each of our directors has a reputation for integrity, honesty and high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our company and to our board. Finally, we value our directors’ experience in their respective areas of business management and on the boards of directors and board committees of other companies.
Our corporate governance guidelines dictate that a majority of our board must consist of directors whom our board has determined are “independent” under the listing requirements of the Nasdaq Stock Market LLC (“Nasdaq”).
Directors

The following table sets forth information regarding our directors as of May 8, 2025.

Name	Age	Director Since	Principal Occupation	Class	Audit Committee	Compensation Committee	Nominating Committee	Cybersecurity Risk Committee

Current and Former Employee Directors
Todd McKinnon Chairperson	53	2009	Chief Executive Officer	I
J. Frederic Kerrest Vice Chairperson	48	2009	Managing Partner and Founder, Windproof Partners	II
Independent Directors
Shellye Archambeau	62	2018	Former Chief Executive Officer, MetricStream, Inc.	III	member			member
Anthony Bates	58	2024	Chairman and Chief Executive Officer, Genesys Cloud Services, Inc.	III	member
Emilie Choi	46	2022	President and Chief Operating Officer, Coinbase Global, Inc.	I				member
Robert L. Dixon, Jr.	69	2019	Former Global Chief Information Officer and Senior Vice President, PepsiCo, Inc.	III		member		chair
Jeff Epstein Lead Independent Director	68	2021	Operating Partner, Bessemer Venture Partners	II	chair		member
Benjamin Horowitz	58	2010	General Partner, Andreessen Horowitz	III
Rebecca Saeger	70	2019	Former Executive Vice President and Chief Marketing Officer, Charles Schwab & Co., Inc.	II		member	chair
Michael Stankey	66	2016	Former Vice Chairman, Workday, Inc.	I		chair	member

Okta, Inc.	2025 Proxy Statement	9

Proposal One: Election of Directors
Board Skills and Composition
Our board believes that directors who provide a significant breadth of experience, knowledge and abilities in areas relevant to our business, while also representing a range of perspectives and backgrounds, contribute to a well-balanced and effective board.

	Archambeau	Bates	Choi	Dixon	Epstein	Horowitz	Kerrest	McKinnon	Saeger	Stankey
Technology or Innovation. Professional background or experience in the technology industry serving in engineering, product or R&D roles or managing such functions.	■	■	■	■	■	■	■	■	■
Cybersecurity, Information Security or Privacy. Leadership or significant experience overseeing and managing risks related to the protection and confidentiality of digital systems or data.	■	■	■	■	■	■	■	■
Global Sales, Markets or Operations. Experience driving business success in markets around the world or directing corporate sales and operations in diverse global environments.	■	■	■		■	■	■	■	■	■
Senior Leadership. Experience serving as an executive officer or other officer responsible for a function or business unit.	■	■	■	■	■	■	■	■	■	■
Public Company Boards. Tenure on a public company board other than our board, with an understanding of the related obligations and time commitments.	■	■	■	■	■				■	■
Risk Management. Executive or board-level leadership experience overseeing, auditing or facilitating the execution of a risk management program.	■	■		■	■			■
Marketing or Brand. Experience leading marketing teams or spearheading efforts to strengthen market share, brand awareness and reputation.	■	■		■		■	■	■	■	■
Finance or Accounting. Professional background or executive or board-level leadership experience in finance, accounting or internal audit or knowledge of financial markets and strategic transactions.	■	■	■		■		■			■
Our board’s independence, tenure and age metrics as of May 8, 2025 are highlighted in the following graphics. Information about each continuing director and director nominee follows.

10	2025 Proxy Statement	Okta, Inc.

Proposal One: Election of Directors
Information Concerning Director Nominees

Jeff Epstein

Mr. Epstein joined our board in May 2021. Mr. Epstein is an Operating Partner at Bessemer Venture Partners, a venture capital firm, which he joined in November 2011. From September 2008 to April 2011, Mr. Epstein served as Executive Vice President and Chief Financial Officer of Oracle Corporation, an enterprise software company. Prior to joining Oracle, Mr. Epstein served as chief financial officer of several public and private companies. Mr. Epstein previously served on the boards of directors of Booking Holdings Inc. from April 2003 to June 2019, Shutterstock, Inc. from April 2012 to June 2021 and Poshmark, Inc., a social commerce marketplace company, from April 2018 to January 2023. Mr. Epstein has served on the boards of Twilio Inc., a cloud communication platform company, since July 2017, Couchbase, Inc., a provider of a leading modern database for enterprise applications, since June 2015, and AvePoint, Inc., a cloud data management company, since July 2021. In April 2025, Autodesk, Inc. a 3D design, engineering and construction software company, appointed Mr. Epstein as a non-voting observer to its board of directors and nominated him for election as a director at its annual meeting of stockholders to be held in June 2025. Mr. Epstein holds a Bachelor of Arts from Yale University and a Master in Business Administration from Stanford University.
We believe that Mr. Epstein is qualified to serve as a member of our board because of his experience as a company executive and as a current and former director of many companies, and because of his knowledge of the industry in which we operate.

Operating Partner, Bessemer Venture Partners
Age 68
Director Since 2021

J. Frederic Kerrest

Mr. Kerrest co-founded Okta and has served as a member of our board since July 2009. Mr. Kerrest is the Managing Partner and Founder of Windproof Partners, an enterprise software growth-stage investment and advisory firm. He was appointed executive vice chairperson of our board in March 2019 and, since November 2023, has served as vice chairperson. From 2009 to November 2023, Mr. Kerrest served as our Chief Operating Officer (“COO”). From August 2002 to February 2007, Mr. Kerrest served in a variety of sales and business development roles at Salesforce.com, Inc., a cloud-based customer relationship management company. Mr. Kerrest holds a Master in Business Administration from the MIT Sloan School of Management and a Bachelor of Science in computer science from Stanford University.
We believe that Mr. Kerrest is qualified to serve as a member of our board because of his experience and perspective as our co-founder and former COO.

Managing Partner and Founder, Windproof Partners
Age 48
Director Since 2009

Okta, Inc.	2025 Proxy Statement	11

Proposal One: Election of Directors
Information Concerning Continuing Directors

Shellye Archambeau

Ms. Archambeau joined our board in December 2018. From 2002 until 2018, Ms. Archambeau was Chief Executive Officer of MetricStream, Inc., a leading provider of governance, risk, compliance and quality management solutions to corporations across diverse industries. Prior to that, Ms. Archambeau served as Chief Marketing Officer and Executive Vice President of Sales for Loudcloud, Inc., Chief Marketing Officer of NorthPoint Communications Group, Inc., and President of Blockbuster Inc.’s e-commerce division. Before she joined Blockbuster, she held domestic and international executive positions during a 15-year career at IBM. Ms. Archambeau has served on the boards of directors of Verizon Communications Inc. since 2013, Roper Technologies, Inc. since 2018, and Lineage, Inc. since 2024. Ms. Archambeau previously served on the boards of directors of Nordstrom, Inc. from February 2015 to May 2022 and Arbitron Inc. from 2005 to 2013. Ms. Archambeau holds a Bachelor of Science from the Wharton School of the University of Pennsylvania.
We believe that Ms. Archambeau is qualified to serve as a member of our board because of her experience as a company executive, her valuable knowledge of technology, digital media and communications platforms and her experience serving on other boards of directors.

Former Chief Executive Officer, MetricStream, Inc.
Age 62
Director Since 2018

Anthony Bates

Mr. Bates joined our board in June 2024. He has served as Chairman and Chief Executive Officer at Genesys Cloud Services, Inc. since 2021 and 2019, respectively. Mr. Bates previously served as Vice Chairman of the board of Social Capital Hedosophia Holdings Corp. (“Social Capital”), a special purpose acquisition company, from 2017 to 2019. From May 2017 through June 2018, Mr. Bates held the position of Chief Executive Officer of Growth at Social Capital. From June 2014 until December 2016, Mr. Bates served as President of GoPro, Inc., a maker of video and photo capture devices. From June 2013 until March 2014, Mr. Bates was the Executive Vice President, Business Development and Evangelism of Microsoft Corporation, a software company. Mr. Bates was the Chief Executive Officer of Skype Inc., a provider of software applications and related Internet communications products, from October 2010 until its acquisition by Microsoft in 2011, subsequent to which Mr. Bates served as the President of Microsoft’s Skype Division until June 2013. From 1996 to October 2010, Mr. Bates served in various roles at Cisco Systems, Inc., a networking equipment provider, most recently as Senior Vice President and General Manager of Enterprise, Commercial and Small Business. Mr. Bates previously served on the boards of directors of eBay, Inc. from March 2015 to June 2022, GoPro, Inc. from June 2014 to June 2018, Sirius XM Holdings, Inc. from September 2013 to February 2016, Social Capital Hedosophia Holdings Corp. from May 2017 to October 2019 and VMware, Inc. from February 2016 to November 2023.
We believe that Mr. Bates is qualified to serve as a member of our board because of his extensive leadership experience in the technology, software and communications industries, including his current Chief Executive Officer role and prior executive positions at large public companies.

Chairman and Chief Executive Officer, Genesys Cloud Services, Inc.
Age 58
Director Since 2024

12	2025 Proxy Statement	Okta, Inc.

Proposal One: Election of Directors

Emilie Choi

Ms. Choi joined our board in August 2022. Ms. Choi has served as President of Coinbase Global, Inc., a cryptocurrency exchange platform, since November 2020 and as Chief Operating Officer since June 2019. Ms. Choi previously served as Vice President of Business, Data and International at Coinbase from March 2018 to June 2019. From December 2009 to March 2018, Ms. Choi served as the Vice President & Head of Corporate Development for LinkedIn Corporation, a professional networking site and, following its acquisition in December 2016, a subsidiary of Microsoft Corporation, a software company. From August 2007 to December 2009, Ms. Choi served in various positions at Warner Bros. Entertainment Inc., a mass media and entertainment company, including as Director of Digital Business Strategy and Operations and Manager of Corporate Business Development and Strategy. Ms. Choi previously served as a member of the boards of directors of Naspers Limited, a global internet group, and Prosus N.V., the international internet assets division of Naspers Limited, from April 2017 to August 2021, and ZipRecruiter, Inc., a jobs marketplace, from November 2018 to August 2022. Ms. Choi holds a Bachelor of Arts in Economics from the Johns Hopkins University and a Master in Business Administration from the Wharton School at the University of Pennsylvania.
We believe that Ms. Choi is qualified to serve as a member of our board because of her experience as a company executive, her knowledge of the industry in which we operate and her experience as a public company director.

President and Chief Operating Officer, Coinbase Global, Inc.
Age 46
Director Since 2022

Robert L. Dixon, Jr.

Mr. Dixon joined our board in June 2019. Mr. Dixon has owned The RD Factor, Inc., a digital and information technology consulting business, since December 2016. Mr. Dixon served at PepsiCo, Inc., a global food and beverage company, as Global Chief Information Officer and Senior Vice President from 2007 through 2016. Previously, Mr. Dixon held various positions with The Procter & Gamble Company, a consumer household products company, since 1977, including Vice President of Global Business Services. Mr. Dixon has served on the boards of directors of Elevance Health, Inc. (formerly Anthem, Inc.), a health benefits company, since 2011, and Build-A-Bear Workshop, Inc., a specialty retailer, since February 2018. At the Georgia Institute of Technology, Mr. Dixon serves on the College of Computing Advisory Board and is an Emeritus Trustee of the Foundation Board. He previously served on the CIO Advisory Board for IBM. Mr. Dixon holds a Bachelor of Science in electrical engineering from the Georgia Institute of Technology.
We believe that Mr. Dixon is qualified to serve as a member of our board because he brings valuable technology experience and the perspective of our customers through his prior role as Global Chief Information Officer and his service on the CIO advisory board for another large public company.

Former Global Chief Information Officer and Senior Vice President, PepsiCo, Inc.
Age 69
Director Since 2019

Okta, Inc.	2025 Proxy Statement	13

Proposal One: Election of Directors

Benjamin Horowitz

Mr. Horowitz joined our board in February 2010. Mr. Horowitz is a co-founder and has served as a General Partner of Andreessen Horowitz, a venture capital firm, since July 2009. From September 2007 to October 2008, Mr. Horowitz served as a Vice President and General Manager at Hewlett-Packard Company, an information technology company. From September 1999 to September 2007, Mr. Horowitz co-founded and served as the President and Chief Executive Officer of Opsware Inc., a computer software company. From June 2016 to June 2020, Mr. Horowitz served as a member of the board of directors of Lyft, Inc., which operates a multimodal transportation network. Mr. Horowitz also currently serves on the boards of several private companies. Mr. Horowitz holds a Master of Science in computer science from the University of California, Los Angeles and a Bachelor of Arts in computer science from Columbia University.
We believe that Mr. Horowitz is qualified to serve as a member of our board because of his significant knowledge of and history with our company; his experience as a company executive, a seasoned investor, and a current and former director of many companies; and his knowledge of the industry in which we operate.

General Partner, Andreessen Horowitz
Age 58
Director Since 2010

Todd McKinnon

Mr. McKinnon co-founded Okta and has served as our Chief Executive Officer (“CEO”) and as a member of our board since January 2009. Mr. McKinnon was appointed chairperson of our board in February 2017. From October 2003 to February 2009, Mr. McKinnon served in various roles at Salesforce.com, Inc., a cloud-based customer relationship management company, most recently as Senior Vice President of Development. From 1995 to 2003, Mr. McKinnon held various engineering and leadership positions at Peoplesoft, Inc., an enterprise application software company, which was acquired by Oracle Corporation in January 2005. Mr. McKinnon holds a Master of Science in computer science from California Polytechnic State University, San Luis Obispo and a Bachelor of Science in management and information systems from Brigham Young University.
We believe that Mr. McKinnon is qualified to serve as a member of our board because of his experience and perspective as our CEO and co-founder.

Chairperson and Chief Executive Officer
Age 53
Director Since 2009

14	2025 Proxy Statement	Okta, Inc.

Proposal One: Election of Directors

Michael Stankey

Mr. Stankey joined our board in December 2016. Mr. Stankey served as Vice Chairman at Workday, Inc., a financial and human capital management software vendor, from June 2015 to May 2024, as President and Chief Operating Officer from September 2009 to June 2015, and as a member of the board of directors from June 2015 to April 2021. From October 2007 to September 2009, Mr. Stankey was an Operating Partner at Greylock Partners, a venture capital firm. From December 2001 to April 2007, Mr. Stankey served as Chairman and Chief Executive Officer at PolyServe, Inc., a database and file serving utility service. From February 2017 to October 2021, Mr. Stankey served as a member of the board of directors of Cloudera, Inc., a data management, machine learning and advance analytics platform provider. Mr. Stankey holds a Bachelor of Business Administration from the University of Wisconsin-Eau Claire.
We believe that Mr. Stankey is qualified to serve as a member of our board because of his experience as a company executive and as a current and former board member of other public companies.

Former Vice Chairman, Workday, Inc.
Age 66
Director Since 2016

Okta, Inc.	2025 Proxy Statement	15

Corporate Governance Highlights

16	2025 Proxy Statement	Okta, Inc.

Corporate Governance
Our business and affairs are managed under the direction of our board, the members of which are elected by our stockholders. In carrying out its responsibilities, our board selects and monitors our top management, provides oversight of our financial reporting processes and determines and implements our corporate governance policies.
Our board and management team are committed to good corporate governance in order to manage Okta for the long-term benefit of our stockholders. Our governance framework includes a variety of policies, procedures and practices to promote such goal, as well as facilitate our board’s effective oversight of our business and corporate strategy independent of management. During the past year, our management periodically reviewed our corporate governance policies and practices to ensure that they remain consistent with the requirements of the Sarbanes-Oxley Act of 2002, SEC rules and Nasdaq listing standards.
Besides verifying the independence status of each director and each member of our board committees (as discussed below under “Independence of Our Board”), at the direction of our board, we also:
•periodically review and make necessary changes to the charters for each of our board committees, including the audit committee of the board (the “audit committee”), the compensation committee of the board (the “compensation committee”), the nominating committee and the cybersecurity risk committee of our board (the “cybersecurity risk committee”);
•have established disclosure control policies and procedures in accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC;
•have a procedure to receive and address anonymous and confidential complaints or concerns regarding audit or accounting matters; and
•maintain a code of conduct that applies to our employees, directors and officers, including our CEO, Chief Financial Officer (“CFO”) and other executive and senior financial officers.
Corporate Governance Guidelines

Our board has adopted a set of corporate governance guidelines which can be found on our investor relations website at investor.okta.com under “Responsibility and Governance—Governance Overview.” Our corporate governance guidelines address such matters as:
•Director independence—independent directors must constitute at least a majority of our board;
•Director time commitments—our nominating committee reviews the time commitments of incumbent directors and director candidates to determine their ability to devote sufficient time and attention to our board and perform their duties effectively;
•Board effectiveness—our board and each of its committees must conduct an annual self-evaluation;
•Access to independent advisors—our board as a whole, and each of its committees separately, has authority to retain independent experts, advisors or professionals as each deems necessary or appropriate; and
•Board committees—all members of the audit, compensation and nominating committees are independent in accordance with applicable Nasdaq criteria.
Our nominating committee is responsible for reviewing our corporate governance guidelines from time to time and for reporting and making recommendations to our board concerning corporate governance matters.
Code of Conduct

Our board has adopted a code of conduct that applies to all of our employees, directors and officers, including our CEO, CFO and other executive and senior financial officers. The full text of our code of conduct is available on our investor relations website at investor.okta.com under “Responsibility and Governance—Governance Overview.” We intend to satisfy the disclosure requirement under Item 5.05 of Current Report on Form 8-K regarding amendments to, or waivers from, a provision of our code of conduct that applies to our directors or our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions by posting such information, on the Governance Overview page of our website. During the fiscal year ended January 31, 2025 (“fiscal 2025”), no waivers were granted from any provision of the code of conduct.

Okta, Inc.	2025 Proxy Statement	17

Corporate Governance
Independence of Our Board

Our Class A common stock is listed on Nasdaq. Under the Nasdaq listing standards and our corporate governance guidelines, independent directors must constitute a majority of a listed company’s board. In addition, the Nasdaq listing standards require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees be independent. Under the Nasdaq listing standards, a director will only qualify as an “independent director” if, in the opinion of that listed company’s board of directors, that director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Audit committee members must satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act and the Nasdaq listing standards. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the Nasdaq listing standards.
Our board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our board has determined that Ms. Archambeau, Mr. Bates, Ms. Choi, Mr. Dixon, Mr. Epstein, Mr. Horowitz, Ms. Saeger and Mr. Stankey do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the Nasdaq listing standards. In making these independence determinations, our board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and any of their affiliated funds, and any transactions involving them, as described in the section titled “Certain Relationships and Related Party Transactions.”
There are no family relationships among any of our directors or executive officers.
Executive Leadership Development and Succession Planning

Succession planning for our CEO and other executive officers is a key aspect of our board’s periodic reviews of human capital management matters. At least annually, our board reviews and discusses succession plans for our CEO and other executive officers. To help fulfill our board’s responsibility, our compensation committee provides oversight over executive leadership development and succession planning, and helps develop appropriate plans to address CEO succession both in the ordinary course of business and in the event of an unexpected situation.
Board Leadership Structure and Role of Our Lead Independent Director

We believe that an effective board understands its company’s business needs and exercises independent oversight over management. In reviewing its leadership structure, our board has determined that combining the roles of CEO and chairperson of our board effectively serves the interests of our company and our stockholders. Mr. McKinnon, our co-founder and CEO, serves as chairperson of our board, and Mr. Kerrest, our co-founder and former COO, serves as vice chairperson of our board. We believe that Mr. McKinnon and Mr. Kerrest bring valuable insight to our board as a result of their experience as Okta’s co-founders. Their extensive knowledge of our industry also uniquely positions them to identify opportunities for growth.
To facilitate robust independent oversight by our board, our corporate governance guidelines provide that our board may appoint one of our independent directors to serve as the lead independent director. The lead independent director is intended to serve as an impartial representative of the independent directors who can communicate their views to the chairperson and CEO. In June 2024, Jeff Epstein succeeded Ben Horowitz as our lead independent director. As our lead independent director, Mr. Epstein serves as an additional liaison between management and the independent directors. He also presides over meetings of our board in the absence of our chairperson and periodic meetings of our independent directors, advises on board meeting agendas, participates in communications with our largest stockholders and performs such additional duties that our board may request.
We believe that our current leadership structure is appropriate because it promotes effective independent oversight of management. Mr. McKinnon's combined role enables strong leadership, creates clear accountability and enhances our ability to communicate our message and strategy clearly and consistently to stockholders. In addition, we believe the chairperson of our board is well-positioned to act as a bridge between management and the board, facilitating the regular flow of information while presiding over meetings of our board. Among other duties, the chairperson of our board may represent our board in communications with stockholders and provide input on the structure and composition of our board. Our board will continue to periodically review our board’s leadership structure and consider the circumstances under which the roles of chairperson of our board and CEO could most effectively serve the interests of our company and its stockholders if such roles were separated. As discussed in “Stockholder Outreach” below, from time to time,

18	2025 Proxy Statement	Okta, Inc.

Corporate Governance
our company proactively engages with stockholders throughout the year to learn their perspectives on significant issues, and intends to continue to do so, including with respect to gathering stockholder perspectives on board leadership structure.
Our Board’s Role in Risk Oversight

Risk is inherent in every business and we face a number of risks, including, among others, strategic, financial, business and operational, macroeconomic, cybersecurity, legal and regulatory compliance, and reputational risks. We have designed and implemented processes to manage risk in our operations, including our enterprise risk management program.
Our management team is responsible for the day-to-day management of risks the company faces, while our board, as a whole and assisted by its committees, has responsibility for the oversight of risk management, including our enterprise risk management program and its processes for monitoring our risk exposures. Management’s involvement in day-to-day risk management enables them to assist our board in the effective design, establishment, maintenance, review and evaluation of our disclosure controls and procedures. In its risk oversight role, our board has the responsibility to satisfy itself that the enterprise risk management framework and processes that our management team has designed and implemented are appropriate and functioning as designed. To that end, our board believes that open communication between our management team and our board is essential for effective risk management and oversight. Our CEO and other members of the senior management team attend quarterly meetings of our board, as well as such other meetings as the board deems appropriate, where, among other topics, they discuss strategy and risks facing the company. In this respect, our full board reviews strategic and operational risk in the context of reports from our management team, receives reports on all significant committee activities at each regular meeting and evaluates the risks inherent in significant transactions and events.
While our board is ultimately responsible for risk oversight, our board committees help fulfill those oversight responsibilities in certain areas of risk. As described below, each committee has oversight over certain business and operational risks that are relevant to its focus area.

Audit Committee
Our audit committee assists our board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, liquidity risk and cybersecurity. Our audit committee meets with our management team and Ernst & Young LLP to (i) discuss guidelines and policies with respect to risk assessment and risk management and (ii) review our major financial risk exposures and the steps our management team has taken to monitor and control these exposures. Our audit committee also receives updates on our enterprise risk management program, which include updates on certain existing and emerging risks, including those related to cybersecurity.

Compensation Committee
Our compensation committee assists our board in fulfilling its oversight responsibilities with respect to the management of risks associated with our compensation programs and policies. In this regard, our compensation committee assesses risks created by the incentives inherent in our compensation policies for both executives and employees generally. At least annually, our compensation committee, along with our management team, considers potential risks when reviewing and approving various compensation plans, including executive compensation. Based on its most recent review, our compensation committee has concluded that our compensation programs, including our executive compensation program, do not encourage risk taking to a degree that is reasonably likely to have a materially adverse impact on our company or our operations.

Nominating Committee
Our nominating committee assists our board in fulfilling its oversight responsibilities with respect to the management of risk associated with our board’s organization, membership and structure and corporate governance. In this regard, our nominating committee at least annually reviews director skill sets and time commitments, committee membership and needs and, if warranted, implements committee membership or structure adjustments.

Cybersecurity Risk Committee
Our cybersecurity risk committee assists our board in the oversight of the company’s management of risks related to cybersecurity and data privacy. In fulfilling this role, our cybersecurity risk committee oversees the effectiveness of our cybersecurity and data privacy programs, including the company’s practices for identifying, assessing and mitigating cybersecurity and data privacy risks across all business functions. Our cybersecurity risk committee receives periodic reports from our Chief Security Officer and other members of management relating to risk management of our cybersecurity and data programs.

Okta, Inc.	2025 Proxy Statement	19

Corporate Governance
Meetings of Our Board and Annual Meeting Attendance

Our board held five meetings during fiscal 2025. Each director attended at least 75% of all meetings of our board and the committees on which he or she served that were held during the period for which he or she was a director or committee member during fiscal 2025. Under our corporate governance guidelines, directors are expected to spend the time needed and meet as frequently as our board deems necessary or appropriate to discharge their responsibilities. Directors are also expected to make efforts to attend our annual meeting of stockholders, all meetings of our board and all meetings of the committees on which they serve. All but one of our directors then in office attended the 2024 Annual Meeting of Stockholders.
Committees of Our Board

Our board has established four standing committees: audit, compensation, nominating and cybersecurity risk.
The composition and responsibilities of each board committee are described below. Each committee is composed of independent directors of our board who serve on the relevant committee until they resign or until otherwise determined by our board. Our board assesses the composition of the committees at least annually to consider whether to rotate committee assignments. Each committee operates pursuant to a written charter that our board has adopted. Our audit, compensation and nominating committee charters are available on our website at investor.okta.com/responsibility-and-governance/governance-overview.

Audit Committee
The primary purpose of our audit committee is to help our board fulfill its oversight responsibilities with respect to the company’s corporate accounting and financial reporting; engagement of the independent registered public accounting firm; financial and regulatory reporting; and the performance of the internal audit function.
Primary Responsibilities
•Selects a qualified firm to serve as the independent registered public accounting firm to audit our financial statements
•Discusses the scope and results of the audit with the independent registered public accounting firm, and reviews, with our management team and the independent registered public accounting firm, our interim and year-end results of operations
•Develops procedures for employees to submit concerns anonymously about questionable accounting or audit matters
•Reviews our policies on risk assessment and risk management
•Reviews related party transactions
•Approves (or, as permitted, pre-approves) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm
Our audit committee annually reviews the independent registered public accounting firm’s performance and independence, which includes reviewing all relationships between the independent registered public accounting firm and Okta, and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm.
Our audit committee operates under a written charter that satisfies the applicable rules of the SEC and the Nasdaq listing standards.

Members
Ms. Archambeau Mr. Bates Mr. Epstein (Chair) Ms. Choi served on our audit committee until January 2025.
Independence
Each audit committee member who served during fiscal 2025 meets the requirements for independence under current Nasdaq listing standards and SEC rules and regulations.
Financial Expertise
Each audit committee member who served during fiscal 2025 meets the financial literacy requirements of the Nasdaq listing standards. In addition, our board has determined that our former audit committee member, Ms. Choi, and each of our current audit committee members, is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

Eight meetings during fiscal 2025

20	2025 Proxy Statement	Okta, Inc.

Corporate Governance

Compensation Committee
The primary purpose of our compensation committee is to help our board discharge its responsibilities relating to compensation of the company’s directors and executive officers and oversee the company’s overall compensation structure, policies and programs.
Primary Responsibilities
•Reviews, approves and determines or makes recommendations to our board regarding, the compensation of our executive officers, including our CEO
•Administers our equity incentive plans
•Reviews and approves, or makes recommendations to our board regarding, incentive compensation and equity plans
•Reviews executive leadership development and succession planning
•Establishes and reviews general policies relating to the compensation and benefits offered to our employees
Our compensation committee operates under a written charter that satisfies the applicable rules of the SEC and the Nasdaq listing standards.
Compensation Committee Interlocks and Insider Participation
During fiscal 2025, Messrs. Dixon and Stankey and Ms. Saeger were the only members of our compensation committee. No member of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on our board or compensation committee. See the section titled “Certain Relationships and Related Party Transactions” for information about related party transactions involving members of our compensation committee or their affiliates.

Members
Mr. Dixon Ms. Saeger Mr. Stankey (Chair)
Independence
The composition of our compensation committee meets the requirements for independence under the Nasdaq listing standards and SEC rules and regulations. Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act.

Five meetings during fiscal 2025

Nominating Committee
The primary purpose of our nominating committee is to help our board monitor the effectiveness of our corporate governance policies and practices, including board and committee structure; lead our director nomination process; and facilitate board and management self-evaluations.
Primary Responsibilities
•Identifies, evaluates and selects or makes recommendations to our board regarding, nominees for election to our board and its committees
•Evaluates the performance of our board and its committees
•Considers and makes recommendations to our board regarding the composition of our board and its committees
•Reviews developments in corporate governance practices
•Reviews our environmental, social and governance (“ESG”) programs and public disclosures
•Evaluates the adequacy of our corporate governance practices and reporting
•Develops and makes recommendations to our board regarding our corporate governance guidelines
Our nominating committee operates under a written charter that satisfies the applicable Nasdaq listing standards.

Members
Mr. Epstein Ms. Saeger (Chair) Mr. Stankey
Independence
The composition of our nominating committee meets the requirements for independence under the Nasdaq listing standards and SEC rules and regulations.
Five meetings during fiscal 2025

Okta, Inc.	2025 Proxy Statement	21

Corporate Governance

Cybersecurity Risk Committee
The primary purpose of our cybersecurity risk committee is to help our board oversee the company’s management of risks related to cybersecurity and data privacy.
Primary Responsibilities
•Oversees the effectiveness of our cybersecurity and data privacy programs, including the company’s practices for identifying, assessing and mitigating cybersecurity and data privacy risks across all business functions
•Reviews controls to prevent, detect and respond to cybersecurity attacks or incidents, or information or data breaches
•Oversees our cybersecurity resiliency, including related crisis preparedness and incident response plans
•Receives periodic reports from our Chief Security Officer, and as appropriate, other members of management or outside advisors, relating to risk management of our cybersecurity and data privacy programs
Our cybersecurity risk committee operates under a written charter that our board has adopted.

Members
Ms. Archambeau Ms. Choi Mr. Dixon (Chair)
Independence
Each member of the cybersecurity risk committee meets the requirements for independent directors generally under the Nasdaq listing standards and SEC rules and regulations.

22	2025 Proxy Statement	Okta, Inc.

Corporate Governance
Identifying and Evaluating Director Nominees

Our board has delegated to our nominating committee the responsibilities of identifying suitable candidates to nominate to our board (including candidates to fill any vacancies that may occur), and assessing their qualifications in light of the policies and principles in our corporate governance guidelines and the committee’s charter. Our nominating committee may gather information about candidates through interviews, detailed questionnaires, comprehensive background checks or any other means its members deem appropriate. Our nominating committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our board. Based on the results of the evaluation process, our nominating committee recommends candidates for our board’s approval as director nominees for election to our board.
Minimum Qualifications
Our nominating committee uses a variety of methods for identifying and evaluating director nominees and will consider all facts and circumstances that it deems appropriate or advisable. As part of this process, our nominating committee considers the current size and composition of our board, as well as the needs of our board and its committees.
Some of the qualifications that our nominating committee considers include, without limitation, issues of character, ethics, integrity, judgment, independence, diversity (including skills and expertise, business and professional experience, perspective, personal background and other qualities relevant to the success of the company and the functioning of our board), education, business acumen, length of service in current or prior roles, experience with businesses or other organizations of a comparable size and industry, an understanding of our business and industry and other commitments. In addition, nominees must have proven achievement and competence in their respective fields, the ability to exercise sound business judgment, an objective perspective, the ability to offer advice and support to our management team and the ability to make significant contributions to Okta’s success. Our nominating committee looks for individuals who have skills that are complementary to those of our existing board, the highest ethics, a commitment to the long-term interests of our stockholders and an understanding of the fiduciary responsibilities of a public company director. Finally, nominees must have sufficient time available in the judgment of our nominating committee to effectively perform all board and committee responsibilities. Members of our board are expected to prepare for, attend and participate in all board and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our nominating committee may also consider other factors that it deems, from time to time, to be in the best interests of Okta and our stockholders.
Jeff Epstein, our lead independent director, currently serves on the boards of directors of three public companies in addition to Okta, and he has recently been nominated to join the board of directors of a fourth public company in June 2025. When considering Mr. Epstein as a nominee, our nominating committee met with Mr. Epstein and, after speaking with him regarding his time commitments, determined that his other obligations are not likely to interfere with his performance as a director or ability to perform his duties effectively. We also believe that, as a result of his other directorships, Mr. Epstein gains insights that are relevant for our business and enhance our board’s understanding of our industry and the competitive landscape. Since joining our board in July 2021, Mr. Epstein has demonstrated his dedication to our board, having attended 100% of the meetings of our board and the committees of which he is a member. He is an active participant during meetings and is accessible for informal discussions with management and our independent directors.
Stockholder Recommendations
Stockholders may submit recommendations for director candidates to our nominating committee by writing to our Corporate Secretary at Okta, Inc., 100 First Street, Suite 600, San Francisco, California 94105. All such recommendations should include the nominee’s name and qualifications and all other information required by our bylaws. Our nominating committee will evaluate any candidates properly recommended by stockholders against the same criteria and pursuant to the same policies and procedures that govern the evaluation of candidates proposed by directors or members of our management team.

Okta, Inc.	2025 Proxy Statement	23

Corporate Governance
Stockholder Outreach

We value the input of our stockholders and actively seek their feedback on our board, corporate governance practices, ESG initiatives and executive compensation program. With oversight and direction from our nominating committee, which includes our lead independent director, we have a dedicated team that conducts an annual stockholder outreach program to solicit and better understand stockholder perspectives.
In the fall of 2024 (fiscal 2025), we sought feedback from our top 40 institutional stockholders, representing a significant cross-section of our stockholder base. Our engagement team met with governance professionals from passive funds as well as portfolio managers from active funds. Our lead independent director and nominating committee chair also spoke directly with certain of our stockholders as part of the outreach program.

Outreach to stockholders holding 61% of outstanding common stock	25% of stockholder meetings represented first-time fall engagement with investors	Director participation for 38% of stockholder meetings
We summarize the results of our outreach to our board and deliberate on ways to effectively integrate critical stockholder feedback into our decision-making. Recent examples of our responses to stockholder feedback include:
•increasing the ratio of performance-based executive compensation;
•adding additional details about our board leadership structure and succession planning in our proxy statement; and
•incorporating stockholder feedback into our director search criteria.
During our engagements in fiscal 2025, we and our stockholders discussed key topics such as board composition, strategic business priorities, corporate governance and ESG. As in prior years, we also discussed our compensation programs. Stockholders noted that we were responsive to recent requests to expand our performance-based restricted stock unit (“PSU”) program for executive officers. For further details on the results of our compensation-related stockholder outreach, including the results of our 2024 advisory non-binding Say-on-Pay vote, please see “Compensation Discussion and Analysis” below.
We are committed to continuing our stockholder engagements to maintain an open dialogue and deepen our understanding of their perspectives.
Stockholder Communications

All stockholders and other interested parties are welcome to communicate with our board as a whole or with individual directors through an established process for stockholder communications. For a communication directed to our board as a whole, please contact our Chief Legal Officer (“CLO”) by email at investor@okta.com (specifying “ATTN: Chief Legal Officer” in the subject line). For a communication directed to an individual director in his or her capacity as a member of our board, please contact the director by email at investor@okta.com (specifying “ATTN: [name of director]” in the subject line).
Our CLO, in consultation with appropriate directors as necessary, will review all incoming communications and, if appropriate, will forward such communications to the appropriate director(s) or to the chairperson of our board. Our CLO generally will not forward communications deemed inappropriate, including, for example, business solicitations, advertisements, mass mailings, resumes, “junk” mail or surveys or individual grievances or other interests that are personal to the writer and could not reasonably be construed to be of concern to securityholders or other constituencies of the company. Further information is available in our amended and restated securityholder communication policy, located on our investor relations website at investor.okta.com under “Responsibility and Governance—Governance Overview.”

24	2025 Proxy Statement	Okta, Inc.

Corporate Governance
Environmental, Social and Governance Matters

We believe we have a long-term responsibility to have a positive impact on our society, the environment and all of our stakeholders, including our stockholders, customers, employees, partners and communities. Our ESG strategy aligns with our long-term goals to drive long-term growth and create measurable value for our stockholders. We are executing on these objectives by establishing effective governance to identify and manage key ESG risks arising from our operations.
More information on our ESG strategy and initiatives is available on the “Social and Environmental Responsibility at Okta” section of our website at okta.com/responsibility. That section of our website also includes important ESG reporting and disclosures, including our latest ESG Fact Sheet, which tracks our year-over-year updates with respect to our greenhouse gas (“GHG”) emissions inventory, human capital programs, community support and sustainability efforts. The information contained on, or that can be accessed through, our website is not incorporated by reference into our Proxy Statement.
ESG Governance and Strategic Oversight
We have established a multi-tiered governance structure designed to provide an appropriate level of oversight and accountability over ESG matters. Our ESG Committee, which consists of employees from teams across Okta, manages our ESG program and related initiatives. The ESG Committee periodically reports to our ESG Executive Committee, which is responsible for the strategic direction of our ESG efforts. Our ESG Executive Committee includes our CFO, CLO, Chief People Officer and EVP of Corporate Development. The status of our ESG program and related public disclosures are reported to and reviewed by our nominating committee throughout the year, acting on behalf of our board. Additionally, each standing board committee reviews certain functional aspects of our ESG program that fall under their respective purview as listed below.

Audit Committee	•Materiality risk assessments for energy and climate and regulatory compliance •Responsible artificial intelligence (“AI”) as part of its enterprise risk management oversight

Compensation Committee	•Human capital management, including talent, culture and leadership

Nominating Committee	•Corporate governance and board practices •Investor and stakeholder policies and feedback •Social responsibility and philanthropic commitments

Cybersecurity Risk Committee	•Cybersecurity and data privacy

Select ESG Focus Areas
Protecting Our Customers
We believe privacy and security are interdependent. In designing our product offerings and services, we strive to protect our customers’ information and maintain the security of our and our customers’ systems and networks.
•Data Privacy. Protecting the privacy of our customers and employees is a key goal in our product development and operations. We implement a variety of technical and operational safeguards designed to protect the data of our customers and employees and be transparent about our use of that data. Our cybersecurity risk committee also oversees the effectiveness of Okta’s data privacy program. Our privacy team advises management and briefs the cybersecurity risk committee on our privacy program.
•Security. Our board has delegated to our cybersecurity risk committee responsibility for overseeing Okta’s cybersecurity program. Our cybersecurity program includes a risk management framework intended to protect the integrity and availability of our critical systems, internal networks and information. Through this program, we implement policies and processes to respond to cybersecurity threats and mitigate impacts to our business and our customers.
Supporting Our Communities
We strive to create a safely connected world where everyone can belong and thrive by mobilizing our people, products and dollars to give back to our communities. Our people, in particular, play a key role in driving our community impact. In fiscal 2025, approximately 93% of Okta employees participated in Okta for Good, our social impact and sustainability initiative, by donating or volunteering.
Our philanthropic efforts are guided by our broader vision to bring secure digital access to people and organizations everywhere. Throughout fiscal 2025, we continued our work to accelerate digital transformation by making our own identity solutions more

Okta, Inc.	2025 Proxy Statement	25

Corporate Governance
accessible to the social sector. We increased investments in non-profit organizations and strategic partnerships to address cyber threats impacting society and expanded our efforts to support and provide training to cybersecurity talent.
Through the Okta for Good Fund, we plan to address pressing challenges in three key areas:
•Tech for Good: We want to accelerate digital transformation and strengthen the security posture of civil society organizations. In fiscal 2025, we continued to donate our technology and solutions to help organizations better protect their businesses and the communities they serve. We also helped our nonprofit customers adopt multi-factor authentication and implement security practices. Finally, we launched our Okta for Good Identity Lab to provide funding, as well as product and technical expertise, to support organizations looking to deepen their approach to security.
•Digital Divide: We believe that making technology jobs more accessible and training the next generation of talent will help keep society safer from cybersecurity attacks. Through our Cybersecurity Workforce Development Initiative and by expanding partnerships with organizations to fund cybersecurity training clinics, we continued to advance our goals of developing skilled, career-ready workers. We also provide educational grants for cybersecurity training programs.
•Energy and Climate: Our focus on managing climate-related risks and opportunities extends beyond our own business and we work to help our partners and our communities achieve their energy and climate goals. We encourage our vendors to create their own science-based targets and provide them with educational guidebooks as a starting point to help them achieve those targets. During fiscal 2025, we continued to support the security and resilience of communities by expanding funding for solar energy access and providing grants to areas disproportionately impacted by climate emergencies.
Responsible AI Innovation
We use internally developed and third-party developed machine learning and AI technologies in our offerings and business. We are also making investments in expanding our AI capabilities, including ongoing deployment and improvement of existing machine learning and AI technologies, as well as developing new product features using AI technologies, including, for example, generative AI. As we develop and deploy AI technologies, our commitment to security guides our decision-making. Following our core value to “Drive What’s Next," we aim to empower our teams to engage with AI while staying focused on keeping innovation at Okta responsible and secure.
We have developed practices and processes to encourage responsible AI use and safely accelerate AI innovation at Okta, such as:
•Publishing our Responsible AI Principles to clarify how our approach to AI innovation is tied to each of our core values.
•Forming a cross-functional AI Governance Team to oversee and implement our responsible AI strategy across the business.
•Deepening our teams’ knowledge of AI and AI-enabled technology by inviting leaders in AI innovation from universities, large technology companies and startups to share their learnings and best practices.
Our audit committee oversees responsible AI as part of its oversight of our enterprise risk management program.
Environmental Sustainability
We have set long-term goals and targets to address climate-related risks relevant to our business. We track our progress around these goals and targets throughout the year and use the results to identify further opportunities to reduce our carbon footprint. With the help of a third-party consultant, we conduct a GHG emissions analysis, which includes our Scope 1, Scope 2 and relevant Scope 3 emissions categories, the results of which we submit to CDP.
We continue to work on achieving 100% renewable electricity for our global real estate footprint on an annual basis. In the fiscal year ended January 31, 2024 (“fiscal 2024”), we achieved 100% renewable electricity to match the electricity consumption of our global offices, the estimated electricity consumption of our remote workforce and the electricity consumption of our third-party cloud service providers. We continued our efforts during fiscal 2025 to right-size our global office footprint and achieve both LEED Silver and WELL Silver standards for all new direct-leased offices.

26	2025 Proxy Statement	Okta, Inc.

Corporate Governance
Non-Employee Director Compensation

Our non-employee director compensation program is designed to attract, retain and reward qualified directors and further align the financial interests of our non-employee directors with those of our stockholders. Our compensation committee is responsible for reviewing and making recommendations to the board regarding compensation paid to non-employee directors for their board and board committee service. Periodically, our compensation committee reviews our non-employee director compensation program, receiving input from our compensation committee’s independent compensation consultant regarding market practices and the competitiveness of our non-employee director compensation program in relation to the general market and our compensation peer group.
Under our non-employee director compensation program, non-employee directors receive initial equity grants when they join the board and annual cash retainers and equity grants for their continued annual service. We also reimburse all reasonable out-of-pocket expenses incurred by directors in order to attend meetings of our board or any committee thereof.
When first appointed to our board, non-employee directors are granted restricted stock unit awards (“RSUs”) having a fair market value of $530,000 on the date of grant. These initial RSU grants vest in equal annual installments on the first three anniversaries of the date on which the non-employee director was appointed to our board, subject to continuous service.
Non-employee directors receive the following annual cash retainers for their service:

Position	Annual Cash Retainer ($)
Board Member	35,000
Lead Independent Director	20,000
Audit Committee Chair	26,000
Compensation Committee Chair	20,000
Nominating Committee Chair	12,000
Cybersecurity Risk Committee Chair	18,000
Audit Committee Member other than Chair	13,000
Compensation Committee Member other than Chair	10,000
Nominating Committee Member other than Chair	6,000
Cybersecurity Risk Committee Member other than Chair	9,000
In addition, on the date of each annual meeting of stockholders, each non-employee director who will continue as a non-employee director following such meeting will be granted RSUs having a fair market value of $245,000 on the date of grant. These annual RSU grants will fully vest on the earlier of the first anniversary of the grant date or immediately prior to the next annual meeting of stockholders, subject to continuous service.
Under our non-employee director compensation program, all RSUs granted to non-employee directors are settled in shares of our Class A common stock. The non-employee director compensation program provides that these RSUs are subject to full accelerated vesting upon the sale of our company in a Sale Event (as defined in our 2017 Equity Incentive Plan, as amended (the “2017 Plan”)).
The following table presents the total compensation for each person who served as a non-employee director during fiscal 2025. Mr. McKinnon, who is also an Okta employee, received no compensation for his service as a director. The compensation received by Mr. McKinnon as CEO is presented in the “Fiscal 2025 Summary Compensation Table” below.
Other than as set forth in the tables below, we did not pay any compensation or make any equity awards to our non-employee directors during fiscal 2025.

Okta, Inc.	2025 Proxy Statement	27

Corporate Governance
Fiscal 2025 Director Compensation Table

Name	Fees Earned or Paid In Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Shellye Archambeau	50,440	245,025	295,465
Anthony Bates(3)	22,494	530,064	552,558
Emilie Choi	49,345	245,025	294,370
Robert L. Dixon, Jr.	53,160	245,025	298,185
Jeff Epstein	74,266	245,025	319,291
Benjamin Horowitz	40,788	245,025	285,813
J. Frederic Kerrest(4)	21,495	245,025	266,520
Rebecca Saeger	52,563	245,025	297,588
Michael Stankey	56,370	245,025	301,395
(1)The amounts reported represent the aggregate grant date fair values of the RSUs granted during fiscal 2025 under our 2017 Plan as computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“ASC Topic 718”). Such grant date fair values do not take into account any estimated forfeitures related to service-based vesting conditions. The assumptions used in calculating the grant date fair values are set forth in the notes to our consolidated financial statements included in our 2025 Annual Report. These amounts do not necessarily correspond to the actual values recognized or that may be recognized by the directors.
(2)As of January 31, 2025, our non-employee directors held the options and stock awards as set forth in the following table:

Name	Shares of Class A Common Stock Underlying Options	Shares of Class B Common Stock Underlying Options	RSUs Covering Class A Common Stock
Shellye Archambeau	—	—	2,832
Anthony Bates	—	—	6,099
Emilie Choi	—	—	4,045
Robert L. Dixon, Jr.	—	—	2,832
Jeff Epstein	—	—	2,832
Benjamin Horowitz	—	—	2,832
J. Frederic Kerrest	267,010	403,852	8,895
Rebecca Saeger	—	—	2,832
Michael Stankey	—	190,000	2,832
(3)Mr. Bates joined our board in June 2024.
(4)Mr. Kerrest ceased serving as an employee of the company in November 2023 but did not commence receiving compensation as a non-employee director until June 20, 2024, the date of the 2024 Annual Meeting of Stockholders. In lieu of receiving an initial RSU grant as a non-employee director, Mr. Kerrest agreed to forfeit 76,549 stock options that were out of the money. His outstanding RSUs and 5,963 stock options continued to vest in accordance with their original terms.

28	2025 Proxy Statement	Okta, Inc.

02

Proposal Two: Ratification of the Appointment of Our Independent Registered Public Accounting Firm
Our audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending January 31, 2026. We are asking our stockholders to ratify this appointment. Ernst & Young LLP has served as our independent registered public accounting firm since 2013.
Our board is submitting the appointment of Ernst & Young LLP to stockholders for ratification as a matter of good corporate governance. In the event our stockholders do not ratify this appointment by an affirmative vote of a majority of the voting power of the shares of our common stock, present in person or by proxy, at the Annual Meeting, our audit committee will reconsider retaining Ernst & Young LLP. Even if the appointment is ratified, our audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if they determine that such a change would be in the best interests of the stockholders.
We expect a representative of Ernst & Young LLP will attend the Annual Meeting. That individual will have an opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

We have adopted a policy under which our audit committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. As part of its review, our audit committee considers whether the categories of pre-approved services are consistent with rules on accountant independence prescribed by the SEC and the Public Company Accounting Oversight Board (“PCAOB”). Our audit committee pre-approved all services performed by the independent registered public accounting firm in fiscal 2025 in accordance with the foregoing pre-approval policies and procedures.

Recommendation of Our Board

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 31, 2026.

Okta, Inc.	2025 Proxy Statement	29

Proposal Two: Ratification of the Appointment of Our Independent Registered Public Accounting Firm
Audit Fees

The following table sets forth the fees billed or to be billed by Ernst & Young LLP and its affiliates for professional services rendered with respect to fiscal 2025 and fiscal 2024. All of these services were approved by our audit committee.

Fee Category	Fiscal 2025 ($)	Fiscal 2024 ($)
Audit Fees(1)	4,939,000	4,024,000
Audit-Related Fees(2)	1,911,000	993,000
Tax Fees(3)	526,000	449,000
All Other Fees(4)	7,000	7,000
Total Fees	7,383,000	5,473,000
(1)Audit Fees relate to professional services provided in connection with the audit of our consolidated financial statements and audit of internal control over financial reporting, reviews of our quarterly condensed consolidated financial statements and accounting consultations billed as audit services.
(2)Audit-Related Fees relate to assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These include fees for service organization control examinations and other attestation services.
(3)Tax Fees relate to professional services provided for permissible tax advisory services in fiscal 2025 and 2024.
(4)All Other Fees relate to products and services provided other than those disclosed above, which include subscription fees paid for access to online accounting research software applications.

30	2025 Proxy Statement	Okta, Inc.

Report of the Audit Committee of the Board of Directors

The information contained in this audit committee report is being furnished and shall not be deemed to be “soliciting material,” “filed” with the SEC, subject to Regulations 14A or 14C of the Exchange Act or subject to the liabilities of Section 18 of the Exchange Act. No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that Okta specifically incorporates this report or a portion of it by reference.
This report is submitted by the audit committee of the board of directors. The audit committee consists of the directors whose names appear below. No member of the audit committee is an officer or employee of Okta, and the board of directors has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act and the applicable Nasdaq rules. Each member of the audit committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq.
The audit committee’s general role is to assist the board of directors in monitoring the company’s financial reporting process and related matters. The audit committee’s specific responsibilities are set forth in its charter.
The audit committee has reviewed the company’s audited consolidated financial statements for its fiscal year ended January 31, 2025, and met with its management team, as well as with representatives of Ernst & Young LLP, the company’s independent registered public accounting firm, to discuss the audited consolidated financial statements and management’s assessment and Ernst & Young’s evaluation of the effectiveness of the company’s internal control over financial reporting as of January 31, 2025. The audit committee also discussed with members of Ernst & Young LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
In addition, the audit committee received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence. The audit committee has discussed with Ernst & Young LLP the independence of that firm and has considered whether the provision of non-audit services was compatible with maintaining the independence of that firm.
Based on these discussions, the financial statement review, and other matters it deemed relevant, the audit committee recommended to the board of directors that the company’s audited consolidated financial statements for its fiscal year ended January 31, 2025 be included in its Annual Report on Form 10-K for its 2025 fiscal year.

Audit Committee
Jeff Epstein (Chair) Shellye Archambeau Anthony Bates

Okta, Inc.	2025 Proxy Statement	31

03

Proposal Three: Approval, on an Advisory Non-Binding Basis, of the Compensation of Our Named Executive Officers
We are asking our stockholders to vote to approve, on an advisory non-binding basis, the compensation of our NEOs for fiscal 2025 as disclosed in this Proxy Statement. As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to drive and reward performance, and align the compensation of our NEOs with the long-term interests of our stockholders. Please read the “Compensation Discussion and Analysis,” and the compensation tables and narrative disclosure that follow for information about our executive compensation program, including details of the fiscal 2025 compensation of our NEOs.
This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation as a whole. This vote is not intended to address any specific element of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in our Proxy Statement. Our board and our compensation committee believe that these policies and practices are effective in implementing our compensation philosophy and achieving our compensation program goals.
Accordingly, we are asking our stockholders to vote “FOR” the following resolution:
RESOLVED, that the stockholders hereby approve, on an advisory non-binding basis, the compensation paid to Okta’s named executive officers, as disclosed in the company’s proxy statement for the 2025 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the SEC, including in the Compensation Discussion and Analysis, the compensation tables and the narrative discussions that accompany the compensation tables.

Vote Required

The approval of this advisory non-binding proposal requires the affirmative vote of a majority of the voting power of the shares of our common stock, present in person or by proxy at the Annual Meeting and entitled to vote thereon.
As an advisory vote, the outcome of the vote on this proposal is not binding. However, our management team, our board and our compensation committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by our stockholders, and will consider the outcome of this vote when making future executive compensation decisions.

Recommendation of Our Board

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY NON-BINDING BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

32	2025 Proxy Statement	Okta, Inc.

04

Proposal Four: Approval, on an Advisory Non-Binding Basis, of the Frequency of Future Advisory Non-Binding Votes to Approve the Compensation of Our Named Executive Officers
We are asking our stockholders to advise our board, in an advisory non-binding vote, whether we should conduct an advisory non-binding vote to approve the compensation of our NEOs (that is, votes similar to the advisory vote in Proposal Three above) every one, two or three years.
By voting with respect to this proposal, commonly known as a “Say-When-on-Pay” proposal, stockholders may indicate whether they would prefer that we conduct future advisory non-binding votes to approve the compensation of our NEOs every one, two or three years. Our board has determined that an annual advisory non-binding vote to approve the compensation of our NEOs will allow our stockholders to provide timely and direct input on our executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. Our board believes that an annual vote is consistent with our efforts to engage in an ongoing dialogue with our stockholders on executive compensation and corporate governance.

Vote Required

The proxy card provides stockholders with the opportunity to choose among four options with respect to this proposal: holding the vote every one, two or three years, or abstaining. The option in terms of years that receives the highest number of votes from the voting power of shares of our common stock, present in person or by proxy at the Annual Meeting and entitled to vote thereon, will be considered to be the frequency preferred by our stockholders.
As an advisory vote, the outcome of the vote on this proposal is not binding. However, our management team, our board and our compensation committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by our stockholders, and will consider the outcome of this vote when making future executive compensation decisions.

Recommendation of Our Board

OUR BOARD RECOMMENDS THAT YOU VOTE FOR “ONE YEAR” AS THE PREFERRED FREQUENCY FOR FUTURE ADVISORY NON-BINDING VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

Okta, Inc.	2025 Proxy Statement	33

Proposal Three: Advisory Non-Binding Vote to Approve the Compensation of Our Named Executive Officers
Executive Officers
The following table sets forth information regarding our executive officers, including their ages, as of May 8, 2025:

Name	Age	Positions and Offices Held with the Company
Todd McKinnon	53	Chief Executive Officer, Chairperson of our board and Director
Brett Tighe	45	Chief Financial Officer
Jon Addison	50	Chief Revenue Officer
Eric Kelleher	53	President and Chief Operating Officer
Shibu Ninan	50	Chief Accounting Officer
Larissa Schwartz	53	Chief Legal Officer and Corporate Secretary
Information Concerning Executive Officers

In addition to Mr. McKinnon, who serves as a director and whose biography is included under “Proposal One: Election of Directors” above, our executive officers as of May 8, 2025 consisted of the following individuals:
Brett Tighe
Mr. Tighe has served as our CFO since January 2022. Prior to his current role, Mr. Tighe served as our interim Chief Financial Officer from June 2021 to January 2022, Senior Vice President of Finance and Treasurer from May 2017 to June 2021, Vice President, FP&A from June 2016 to May 2017 and as head of worldwide FP&A from April 2015 to May 2016. From May 2004 to March 2015, Mr. Tighe served in various finance roles, most recently as Senior Director, Corporate Finance & Strategy, at Salesforce.com. Mr. Tighe holds a Master of Business Administration from the University of San Francisco and a Bachelor of Arts from the University of California, Santa Barbara.
Jon Addison
Mr. Addison has served as our Chief Revenue Officer (“CRO”) since November 2023. Prior to his current role, Mr. Addison served as our Interim Chief Revenue Officer from February 2023 to November 2023 and as our General Manager of EMEA from September 2021 to November 2023. Before joining Okta, Mr. Addison served as Vice President, EMEA & LATAM, Talent Solutions at LinkedIn from September 2019 to October 2021 and as Head of Sales, Talent Solutions, U.K., from October 2016 to September 2019. Earlier in his career, Mr. Addison held various roles at Oracle, Finastra, Opentext, Pitney Bowes and CapGemini. Mr. Addison holds a Bachelor’s Degree in Geography and Economics from King's College London.
Eric Kelleher
Mr. Kelleher has served as our President and COO since February 2025. Mr. Kelleher previously served as our President, Customer Experience and Communication from February 2024 to January 2025, as Chief Customer Officer from October 2020 to January 2024, as Senior Vice President, Customer First from December 2019 to September 2020 and as Senior Vice President, Global Services from October 2016 to December 2019. Mr. Kelleher previously held various leadership roles at SaaS software companies, including at Salesforce.com and at LinkedIn. Mr. Kelleher holds a Master of Science degree in computer science from Stanford University and a Bachelor of Science degree in computer science and economics from Georgetown University.
Shibu Ninan
Mr. Ninan has served as our Chief Accounting Officer (“CAO”) since August 2022. Prior to his current role, Mr. Ninan served as Vice President, Chief Accounting Officer at Veritas Technologies LLC, a data management company, from July 2015 to August 2022 and as Chief Accounting Officer at Saba Software, Inc., a cloud-based intelligent talent management solutions company acquired by Cornerstone OnDemand, Inc., from November 2013 to June 2015. Earlier in his career, Mr. Ninan served as a Senior Manager at KPMG US and at Deloitte India. Mr. Ninan holds a Bachelor of Commerce degree from Bangalore University, a Chartered Accountancy from the Institute of Chartered Accountants of India and a Certified Public Accountancy from the American Institute of Certified Public Accountants.

34	2025 Proxy Statement	Okta, Inc.

Proposal Three: Approval, on an Advisory Non-Binding Basis, of the Compensation of Our Named Executive Officers
Larissa Schwartz
Ms. Schwartz has served as our CLO and Corporate Secretary since March 2023. Prior to her current role, Ms. Schwartz served as our Senior Vice President, Deputy General Counsel, Corporate & Securities from August 2020 to March 2023, as Vice President, Associate General Counsel, Corporate & Securities from June 2017 to August 2020, as Associate General Counsel, Senior Director, Corporate & Securities from November 2015 to June 2017 and as Assistant Corporate Secretary from December 2015 to March 2023. From October 2012 to November 2015, Ms. Schwartz served as Corporate Counsel at Jazz Pharmaceuticals plc, a biopharmaceutical company. Prior to that, Ms. Schwartz served as a corporate attorney at the law firms of Fenwick & West LLP and Simpson Thacher & Bartlett LLP. Ms. Schwartz holds a Juris Doctor from the University of Hawaii at Manoa, a Master in Philosophy and a Master of Arts from Yale University and a Bachelor of Arts from Middlebury College.

Compensation Discussion and Analysis	This Compensation Discussion and Analysis describes our executive compensation program and the decisions in fiscal 2025 regarding the compensation for our NEOs, who, for fiscal 2025, were as follows:

	Todd McKinnon	our CEO, chairperson of our board and co-founder;
	Brett Tighe	our CFO;
	Jon Addison	our CRO;
	Shibu Ninan	our CAO; and
	Larissa Schwartz	our CLO and Corporate Secretary.

Executive Summary

Okta is the leading independent identity partner. Our vision is to free everyone to safely use any technology, and we believe identity is the key to making that happen. Our purpose is to bring simple and secure digital access to people and organizations everywhere. Our Okta Platform and Auth0 Platform enable our customers to securely connect the right people to the right technologies and services at the right time.

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Compensation Discussion and Analysis
Highlights of Fiscal 2025 Corporate Performance
Specific financial highlights of our performance in fiscal 2025 include:
•Revenue: Total revenue was $2.610 billion, an increase of 15% year-over-year. Subscription revenue was $2.556 billion, an increase of 16% year-over-year.
•Remaining Performance Obligations (“RPO”): RPO, or subscription backlog, was $4.215 billion, an increase of 25% year-over-year. Current RPO, which is contracted subscription revenue expected to be recognized over the next 12 months, was $2.248 billion, an increase of 15% year-over-year.
•GAAP Operating Loss: GAAP (as defined below) operating loss was $74 million, or (3)% of total revenue, compared to a GAAP operating loss of $516 million, or (23)% of total revenue for fiscal 2024.
•Non-GAAP Operating Income/Loss: Non-GAAP operating income was $587 million, or 22% of total revenue, compared to a non-GAAP operating income of $310 million, or 14% of total revenue for fiscal 2024.
•Net Income/Loss: GAAP net income was $28 million, compared to a GAAP net loss of $355 million for fiscal 2024. GAAP basic and diluted net income per share were $0.16 and $0.06, respectively, compared to a GAAP basic and diluted net loss per share of $2.17, for fiscal 2024. Non-GAAP net income was $510 million, compared to non-GAAP net income of $286 million for fiscal 2024. Non-GAAP diluted net income per share was $2.81, compared to non-GAAP diluted net income per share of $1.60 for fiscal 2024.
•Cash Flow: Net cash provided by operations was $750 million, or 29% of total revenue, compared to $512 million, or 23% of total revenue, for fiscal 2024. Free cash flow was $730 million, or 28% of total revenue, compared to $489 million, or 22% of total revenue, for fiscal 2024.
To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we provide investors with certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income or loss, non-GAAP operating margin, non-GAAP net income or loss, non-GAAP net margin, non-GAAP net income or loss per share, basic and diluted, non-GAAP tax rate, free cash flow and free cash flow margin. For a full reconciliation for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP, please see the “Reconciliation of GAAP to Non-GAAP Data” section (pages 10 to 12) of Exhibit 99.1 to our Current Report on Form 8-K, filed with the SEC on March 3, 2025.
Key Actions of Fiscal 2025 Executive Compensation Program
Consistent with our performance and compensation objectives for fiscal 2025, our compensation committee took the following key actions relating to the compensation of our NEOs for fiscal 2025:
•Base Salary: Maintained the annual base salaries of our CEO and CRO for fiscal 2025 at their fiscal 2024 levels, increasing the annual base salary of Ms. Schwartz and Messrs. Ninan and Tighe by 3% as a market-based cost of living adjustment.
•Short-Term Incentive Compensation: After determining that achievement of the performance objectives established under our Senior Executive Incentive Bonus Plan (the “Bonus Plan”) resulted in a 98.1% funding level, our compensation committee exercised negative discretion to determine the final bonus payouts. They reduced the payout to 90% of target for our NEOs for internal pay equity purposes, thereby aligning it with the achievement of goals established for our broader employee population. For fiscal 2025, Mr. Addison did not participate in the Bonus Plan but participated in a separate sales commission plan (the “Sales Commission Plan”). Based upon the achievement of company performance, Mr. Addison attained 85.8% of his target commission-based cash incentive award opportunity.
•Long-Term Incentive Compensation: In addition to time-based RSU awards, in response to stockholder feedback, we increased the mix of PSU awards granted to our executive officers.
The PSU awards granted in fiscal 2025 have the same design as our PSU awards granted in fiscal 2024 and the fiscal year ended January 31, 2023 (“fiscal 2023”). The fiscal 2025 PSU award design allows for 0% to 200% of the target number of PSUs to be earned based on our relative total stockholder return (“TSR”) compared to the Nasdaq Composite Index TSR during three performance periods—a one-, two- and three-year performance period—each beginning on the first day of fiscal 2025 (February 1, 2024). Based on the company’s relative TSR performance over the one-, two- and three-year performance periods ending January 31, 2025, tranche one of the fiscal 2025 PSUs, tranche two of the fiscal 2024 PSUs and tranche three of the fiscal 2023 PSUs were earned at 100%, 100% and 72%, respectively. Our PSU program is described in more detail in “Elements of Our Executive Compensation Program—PSU Awards” below.

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Compensation Discussion and Analysis
•Stock Ownership Guidelines: We maintain stock ownership guidelines for our non-employee directors and executive officers who are subject to Section 16 of the Exchange Act. Our stock ownership guidelines are described in more detail in “Other Compensation Policies—Stock Ownership Guidelines” below.
•Compensation Clawback Policy: We maintain a compensation clawback policy that provides for the recoupment of certain erroneously awarded incentive-based compensation paid to current or former executive officers in the event of an accounting restatement due to material noncompliance with financial reporting requirements. Our compensation clawback policy is described in more detail in “Other Compensation Policies—Compensation Clawback Policy” below.
Fiscal 2025 Executive Compensation Policies and Practices

Our executive compensation policies and practices reinforce our “pay-for-performance” philosophy and align with sound governance principles. Listed below are highlights of our fiscal 2025 compensation policies and practices.

What We Do	What We Do Not Do
Use a “pay-for-performance” philosophy to align executive compensation with performance
No “single-trigger” cash or service-vesting equity change-in-control payments or benefits for our executive officers; performance-vesting equity accelerates only to the extent of attainment of preestablished performance goals

Use equity-based compensation to deliver a significant majority of the target total direct compensation of our executive officers to further align their interests with those of our stockholders	No tax reimbursement payments or “gross-ups” for any tax liability on severance or change-in-control payments or benefits other than the gross-up of taxes on relocation benefits for our CRO
Establish maximum payout amounts under our Bonus Plan and require a threshold level of achievement for payout with respect to each performance measure	No guaranteed bonuses and no guaranteed base salary increases
Conduct an annual risk assessment of our executive and broad-based compensation programs to promote prudent risk management	No post-termination retirement, pension or deferred compensation benefits, other than participation in our 401(k) plan on the same terms as our other employees
Maintain a compensation committee consisting solely of independent directors with extensive relevant experience
No material perquisites other than a car allowance and relocation benefits and associated tax gross-up for our CRO, and no health or other benefits, other than those that are generally available to our other employees

Conduct an annual review of our executive compensation strategy, competitiveness and compensation peer group	No strict benchmarking of compensation to a specific percentile of our compensation peer group
Maintain stock ownership guidelines for our executive officers and non-employee directors	No hedging or pledging of our equity securities by our directors or any employees, including our executive officers
Retain an independent compensation consultant that reports directly to our compensation committee
Maintain an Exchange Act Rule 10D-1 and Nasdaq-compliant compensation clawback policy for our executive officers

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Compensation Discussion and Analysis
Advisory Non-Binding Stockholder Vote on Named Executive Officer Compensation

Our company and our compensation committee value the input of our stockholders. For this reason, annually each fall since 2019, members of our management team have contacted our top institutional stockholders to discuss our business, ESG initiatives, board composition, corporate governance policies and executive compensation program.
Our 2024 advisory non-binding Say-on-Pay vote received 93.0% support, which reflected strong stockholder support for our executive compensation program. As in past years, we discussed our compensation programs with several of our largest stockholders in the fall of 2024 (fiscal 2025). We contacted stockholders representing approximately 61% of our outstanding common stock. Our team met with governance professionals from passive investment funds as well as portfolio managers from active investment funds. The breadth of our outreach program enabled us to gather feedback from a significant cross-section of our stockholder base.
Based on our stockholder outreach, we learned that our stockholders largely supported our annual executive compensation program and the alignment between executive officer pay and our company’s performance. We also received positive feedback on the inclusion of performance-based equity in our executive officer long-term incentive compensation program.
Based in part on the stockholder feedback we received in these and past outreach discussions, our compensation committee expanded our PSU program in fiscal 2025, increasing the percentage of our overall equity awards granted to executive officers that consist of PSUs.
In March 2023, we introduced robust stock ownership guidelines for our executive officers, encouraging stronger alignment of the interests of our executive officers and our stockholders.
We value the opinions of our stockholders. Our board and our compensation committee consider stockholder feedback, in addition to the outcome of our advisory non-binding Say-on-Pay vote, when making compensation decisions for our executive officers.
Executive Compensation Philosophy, Objectives and Design

Our compensation philosophy is that an executive compensation program should drive and reward performance and further align the compensation of our executive officers with the long-term interests of our stockholders. Consistent with this philosophy, our executive compensation program is designed to achieve the following primary objectives:
•attract, motivate, incent and retain our executive officers, who contribute to our long-term success;
•provide compensation packages to our executive officers that are competitive and drive and reward the achievement of our business objectives; and
•effectively align our executive officers’ interests with the interests of our stockholders by focusing on long-term equity incentives that correlate with the growth of sustainable long-term value for our stockholders.
Our executive compensation program design incorporates a mix of compensation elements, including base salary, short-term incentive compensation opportunities, long-term incentive compensation opportunities in the form of equity awards and benefits (such as change-in-control severance payments and benefits), to attract and retain our executive officers. In determining the amount of each element of target total direct compensation awarded to our executive officers, our compensation committee does not apply any fixed percentage to any one element in relation to the overall compensation package. Rather, our compensation committee looks at the overall compensation package, and the relative amount of each element on a stand-alone basis for each individual, to determine whether such amounts and mix of elements are consistent with the basic principles and objectives of our overall executive compensation program.
A significant majority of the compensation opportunity for our executive officers is weighted toward equity as opposed to cash compensation. We structure our executive compensation program to be heavily weighted toward variable, long-term and “at risk” equity compensation, which we also believe correlates with the creation and growth of sustainable long-term value for our stockholders.
We evaluate our executive compensation philosophy and executive compensation program, including design and competitiveness, at least annually and as circumstances require. As part of this review process, our compensation committee applies our values and the objectives outlined above.

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Compensation Discussion and Analysis
Compensation Committee Oversight of Executive Compensation Process

Our compensation committee discharges many of the responsibilities of our board relating to the compensation of our executive officers and makes recommendations to our board regarding the compensation of the non-employee directors of our board (described in “Corporate Governance—Non-Employee Director Compensation” above) and regularly reports to our board on its discussions, decisions and other actions. Our compensation committee has overall responsibility for overseeing our compensation structure, policies and programs generally and for overseeing and evaluating the compensation plans, policies and practices applicable to our executive officers. Our compensation committee has the authority to retain, and has retained, an independent compensation consultant to support its review and oversight of our executive compensation program.
Our compensation committee reviews the base salary levels, short-term incentive compensation opportunities and long-term incentive compensation opportunities of our executive officers each fiscal year at the beginning of the year, or more frequently as warranted. Long-term incentive compensation is granted on a regularly-scheduled basis, as described in “Other Compensation Policies—Amended and Restated Equity Award Grant Policy” below.
Compensation-Setting Process

Role of the Compensation Committee
Our compensation committee determines the target total direct compensation opportunities for our executive officers. When making these decisions, our compensation committee reviews the recommendations of our CEO (other than with respect to himself) and other data, including input from its independent compensation consultant, a competitive market analysis of compensation survey data and the publicly-available compensation data of our compensation peer group. Our compensation committee then draws upon its members’ experience and exercises its independent judgment to determine, for each of our executive officers, the target total direct compensation and each element of compensation.
Our compensation committee does not rely on a single method or measure in making its determinations, nor does it establish specific targets for the total direct compensation opportunities of our executive officers. Nonetheless, our compensation committee begins its deliberations on cash and equity compensation levels with reference to the 25th, 50th and 75th percentile levels for cash compensation and target total direct compensation, as reflected in competitive market data. For more information, please see “Competitive Positioning” below.
When determining the amount and approving each compensation element and the target total direct compensation opportunity for our executive officers, our compensation committee considers the following factors, among others:
•our performance against the corporate performance objectives established by our compensation committee and our board;
•our financial performance relative to our compensation peer group;
•the compensation levels and practices of our compensation peer group and/or selected broad-based compensation surveys;
•each individual executive officer’s skills, experience and qualifications relative to other similarly-situated executives at the companies in our compensation peer group and/or selected broad-based compensation surveys;
•the scope of each individual executive officer’s role compared to other similarly-situated executives at the companies in our compensation peer group and/or selected broad-based compensation surveys; and
•the performance of each individual executive officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her function and ability to work as part of a team.
These items reflect our core values and encourage compensation parity among our individual executive officers and provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each executive officer. No single factor acts to determine specific pay levels, nor was the impact of any factor on the ultimate pay level decisions quantifiable. Instead, our compensation committee uses its judgment to evaluate the factors as a whole in reaching compensation decisions.

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Compensation Discussion and Analysis
Role of Our CEO
In discharging its responsibilities, our compensation committee works with members of management, including our CEO. Management assists our compensation committee by providing information on corporate and individual performance, financial impact analysis, competitive market compensation data and management’s perspective on compensation matters. Our CEO makes compensation recommendations for each of our executive officers other than himself. These recommendations cover each executive officer’s target total direct compensation opportunity, consisting of base salary, short-term incentive compensation opportunity and long-term incentive compensation in the form of equity awards. In making these compensation recommendations, our CEO considers a variety of factors, including the company’s business results, the executive officer’s individual contribution toward these results, the executive officer’s role and performance of his or her duties, whether the executive officer has achieved his or her individual goals and the relative compensation parity among all of our executive officers.
Our compensation committee reviews and evaluates the recommendation of our CEO (other than with respect to himself) and other data, and then exercises its own independent judgment to determine the target total direct compensation opportunity, and each element thereof, for each of our executive officers, including our CEO. While our CEO periodically attends meetings of our compensation committee, our compensation committee meets regularly in executive sessions outside the presence of our CEO when determining his compensation and when discussing other matters.
Role of the Compensation Consultant
Our compensation committee engages an independent compensation consultant to provide information, analysis and other advice relating to our executive compensation program and the decisions resulting from our compensation committee’s annual executive compensation review. For fiscal 2025, our compensation committee retained Compensia, a nationally recognized compensation consulting firm with expertise relating to technology companies, to provide support with its review and oversight of our executive compensation program. Compensia provided our compensation committee with market information, analysis and other advice relating to executive compensation on an ongoing basis. Compensia was engaged directly by our compensation committee to, among other things:
•assist in developing a relevant group of peer companies to help our compensation committee determine the appropriate level of overall compensation for our executive officers;
•assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers, individually as well as in the aggregate, is competitive and fair;
•review and provide recommendations regarding the compensation of the non-employee directors of our board;
•provide market practices for equity compensation design;
•conduct an executive compensation risk assessment;
•coordinate with our management for data collection and job matching for our executive officers; and
•support other ad hoc matters, such as compensation packages for new executive officers, throughout the year.
Based on its consideration of the factors specified in SEC rules and the Nasdaq listing standards, our compensation committee does not believe that its relationship with Compensia and the work of Compensia on behalf of our compensation committee has raised any conflict of interest. Our compensation committee reviews these factors on an annual basis. As part of our compensation committee’s determination of Compensia’s independence, it received written confirmation from Compensia addressing these factors and stating Compensia’s belief that it remains an independent compensation consultant to our compensation committee.
Competitive Positioning
For purposes of comparing our executive compensation against the competitive market, our compensation committee reviews and considers the compensation levels and practices of a group of peer companies.
In September 2023, with the assistance of Compensia, our compensation committee reviewed and updated the compensation peer group we used as a reference when making compensation decisions for fiscal 2025, which was generally developed from publicly-traded companies with three primary characteristics:
•a focus on software, with an emphasis on application software, internet and services and systems software business models;
•revenue of approximately $980 million to approximately $5.9 billion (0.5 to 3.0 times our last four fiscal quarters’ revenue of approximately $2.0 billion); and

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Compensation Discussion and Analysis
•a market capitalization of approximately $2.9 billion to approximately $46.4 billion (within a range of 0.25 to 4.0 times our 30-day average market capitalization of approximately $11.6 billion in September 2023).
Where appropriate, we further refined our peer group by focusing on SaaS and cloud-based enterprise software companies, companies with strong one-year and three-year revenue growth and companies based in the San Francisco Bay Area or in other U.S. metropolitan areas. Based on the foregoing review, our compensation committee removed Autodesk, Datadog, ServiceNow, Snowflake, The Trade Desk, Veeva Systems and, due to its acquisition, Coupa Software, from the compensation peer group, and added GoDaddy, Nutanix and UiPath for fiscal 2025. Our compensation committee approved the following compensation peer group to assist with the determination of fiscal 2025 compensation for our NEOs:

Cloudflare	HubSpot	Splunk
CrowdStrike Holdings	MongoDB	Twilio
DocuSign	Nutanix	UiPath
Dynatrace	Palo Alto Networks	Workday
Elastic	Paycom Software	Zoom Video Communications
GoDaddy	RingCentral	Zscaler
Our compensation committee uses data drawn from the public filings of the companies in our compensation peer group, as well as data from a custom peer cut of the Radford Global Technology survey (which included 17 of our 18 peer companies), to evaluate the competitive market when determining the target total direct compensation opportunities for our executive officers.
Our compensation committee reviews our compensation peer group annually and adjusts its composition, if warranted, taking into account changes in both our business and the businesses of our compensation peer group.
Elements of Our Executive Compensation Program

Our executive compensation program consists of the following primary elements:
•base salary;
•short-term incentive compensation in the form of annual bonuses and, in the case of Mr. Addison, sales commissions;
•long-term incentive compensation in the form of equity awards; and
•severance and change-in-control-related payments and benefits.
We also provide our executive officers with comprehensive employee health and welfare benefit programs, including medical, dental and vision insurance, a 401(k) plan in the United States and pension scheme in the United Kingdom, life and disability insurance, flexible spending accounts, an employee stock purchase plan and other plans and programs made available to all our eligible employees.
We believe these elements provide a compensation package that attracts and retains qualified individuals, links individual performance to company performance, focuses the efforts of our executive officers on the achievement of both our short-term and long-term objectives, and further aligns the interests of our executive officers with those of our stockholders.
Base Salaries
We provide base salary as a fixed source of compensation for each of our executive officers, allowing them a degree of certainty relative to the significant majority of their compensation that is based on equity awards, the value of which varies based on our stock price. Our compensation committee recognizes the importance of base salaries as an element of compensation that helps to attract and retain highly qualified executive talent.
At the beginning of each year, our compensation committee reviews, and adjusts as necessary, the annual base salaries for each of our executive officers, including our CEO. Our compensation committee does not apply specific formulas in setting annual base salary levels or determining adjustments from year to year. However, in completing its annual review and adjustment, our compensation committee generally intends to pay our executive officers annual base salaries that are competitive with current market practice (as reflected by our compensation peer group and/or selected broad-based compensation surveys). In addition, our compensation committee considered the factors described in “Compensation-Setting Process—Role of the Compensation Committee” above.
In March 2024, in connection with its review of our executive compensation program, our compensation committee reviewed the annual base salaries of our executive officers and determined that the annual base salaries of our CEO and CRO would remain

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Compensation Discussion and Analysis
unchanged for fiscal 2025. Our compensation committee also decided to increase the annual base salary of Ms. Schwartz and Messrs. Ninan and Tighe by 3% as a market-based cost of living adjustment.
The annual base salaries of our NEOs for fiscal 2025, as determined in March 2024, were as follows:
Annual Base Salaries for Fiscal 2025

NEO	Fiscal 2024 Annual Base Salary ($)	Fiscal 2025 Annual Base Salary(1) ($)	Percentage Increase in Annual Base Salary
Mr. McKinnon	306,000	306,000	—%
Mr. Tighe	480,000	494,400	3%
Mr. Addison(2)	450,000	450,000	—%
Mr. Ninan	399,000	410,970	3%
Ms. Schwartz	450,000	463,500	3%
(1)Base salary changes were effective May 1, 2024. As a result, the base salaries presented in this table may vary from the base salaries presented in the “Fiscal 2025 Summary Compensation Table.”
(2)Mr. Addison moved from the United Kingdom to the United States during fiscal 2025. As a result, he received a portion of his base salary in British pounds sterling and a portion in U.S. dollars, and his base salary presented in this table varies from the base salary presented in the “Fiscal 2025 Summary Compensation Table.” See footnote 6 to the “Fiscal 2025 Summary Compensation Table” for the conversion methodology used to convert from British pounds sterling to U.S. dollars.
The base salaries actually paid to our NEOs during fiscal 2025 are set forth in the “Fiscal 2025 Summary Compensation Table” below.
Annual Performance-Based Incentive Compensation
We use performance-based incentives to motivate our executive officers, including our CEO, to achieve our annual financial and operational objectives, while making progress toward our longer-term strategic and growth goals. Typically, near the beginning of each fiscal year, our compensation committee selects performance criteria and sets target levels for the Bonus Plan, and determines each plan participant’s target annual incentive compensation opportunity as a percentage of their base salary, the performance measures and the associated target levels for each measure and the potential payments based on actual performance for the fiscal year. In addition, our compensation committee considered the factors described in “Compensation-Setting Process—Role of the Compensation Committee” above.
Overview and Structure
In March 2024, our compensation committee adopted the performance criteria and related target levels under the Bonus Plan for fiscal 2025. As adopted, the Bonus Plan provided for an annual performance period.
Target Annual Incentive Compensation Opportunities
In March 2024, in connection with its review of our executive compensation program, our compensation committee determined that the target annual incentive compensation opportunity for our CEO and other executive officers who participate in the Bonus Plan would remain unchanged from fiscal 2024.
The target annual incentive compensation opportunities of our NEOs for fiscal 2025 as determined in March 2024 were as follows:
Target Annual Incentive Compensation Opportunities for Fiscal 2025

NEO	Fiscal 2025 Target Annual Incentive Compensation Opportunity as Percentage of Base Salary
Mr. McKinnon	65%
Mr. Tighe	65%
Mr. Ninan	45%
Ms. Schwartz	50%
Mr. Addison did not participate in the Bonus Plan in fiscal 2025. However, he participated in a Sales Commission Plan with a target sales commission opportunity of $450,000, representing 100% of his base salary.
Corporate Performance Measures
To measure performance for purposes of the Bonus Plan, in March 2024 our compensation committee selected revenue (weighted 60%) and non-GAAP operating income (weighted 40%) as the corporate performance measures that best supported our annual operating plan and enhanced long-term value creation for our stockholders. For this purpose:

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Compensation Discussion and Analysis
•“revenue” meant GAAP revenue as reflected in our quarterly and annual financial statements; and
•“non-GAAP operating income” meant GAAP operating income (loss) as reflected in our quarterly and annual financial statements, adjusted to exclude expenses related to stock-based compensation, non-cash charitable contributions, amortization of acquired intangibles, acquisition- and integration-related expenses, restructuring costs related to severance and termination benefits and lease impairments in connection with the closing of certain leased facilities and certain non-ordinary course legal settlements and related expenses.
To increase our executive officers’ focus on profitability metrics and to promote cost efficiency, our compensation committee increased the weighting of the non-GAAP operating income performance measure in the Bonus Plan by ten percentage points compared to fiscal 2024.
Bonus Plan Funding Methodology
The threshold, target and maximum performance goals for each measure and the percentage of target bonus earned at each performance level for the Bonus Plan in fiscal 2025 were as follows:
Fiscal 2025 Bonus Plan Performance Measures and Targets

	Revenue (60% weight)			Non-GAAP Operating Income (40% weight)
	Total Revenue (in millions) ($)	Percentage of Target Goal Achieved	Percentage of Target Bonus Earned	Total Non-GAAP Operating Income (in millions) ($)	Percentage of Target Goal Achieved	Percentage of Target Bonus Earned

Maximum	2,916.0	110%	120%	699.7	120%	120%
Target	2,650.9	100%	100%	583.1	100%	100%
Threshold	2,385.9	90%	80%	466.5	80%	60%

If actual performance for fiscal 2025 was less than 90% of the revenue performance target or 80% of the non-GAAP operating income target, no payment would be earned with respect to such performance measure. Our compensation committee set challenging thresholds to ensure that incentive payments would require significant achievement. Total potential payments were capped at 120% of the target annual cash incentive opportunities (a decrease from 150% in fiscal 2024) to manage our potential incentive compensation expense and mitigate incentivizing undue risk taking in our executive compensation program, while still maintaining appropriate incentives for our executive officers.
With respect to the revenue measure, for each additional 1% achievement between 90% and 110% of target, the percentage of target bonus earned would increase by 2%, with a maximum bonus payment of 120% of target.
With respect to the non-GAAP operating income measure, for each additional 1% achievement between 80% and 100% of target, the percentage of target bonus earned would increase by 2%, and for each additional 1% achievement between 100% and 120% of target, the percentage of target bonus earned would increase by 1%, with a maximum bonus payment of 120% of target.

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Compensation Discussion and Analysis
Fiscal 2025 Performance and Payments
In early 2025, our compensation committee assessed our performance against the corporate performance goals established under the Bonus Plan using the process described above. First, our compensation committee measured actual Bonus Plan performance against the pre-established target levels for the fiscal year. For fiscal 2025, our achievement relative to the target performance levels in the Bonus Plan was as follows:

Performance Measure	Target (in millions) ($)	Result (in millions) ($)	Actual Achievement of Target
Revenue	2,650.9	2,610.3	98.5%
Non-GAAP Operating Income	583.1	582.7	99.9%
For the full fiscal year, our achievement of the revenue performance measure resulted in payment funding of 97.0% of target and our achievement of the non-GAAP operating income performance measure resulted in payment funding of 99.9% of target. Based on a relative weighting of 60% for the revenue performance measure and 40% for the non-GAAP operating income performance measure, the Bonus Plan for fiscal 2025 was funded at 98.1%. After considering the recommendation of our CEO, our compensation committee exercised negative discretion and reduced the Bonus Plan funding for our executive officers to 90% of their target annual incentive compensation opportunity to more closely align their payments with the achievement of goals established for our broader employee population.
As a result, the total payments to our NEOs under the Bonus Plan in fiscal 2025 were as follows:

Bonus Plan Payments for Fiscal 2025

NEO	Fiscal 2025 Target Annual Incentive Compensation Opportunity(1) ($)	Fiscal 2025 Actual Annual Incentive Compensation Payment ($)
Mr. McKinnon	198,900	179,010
Mr. Tighe	319,058	287,152
Mr. Ninan	183,612	165,251
Ms. Schwartz	230,090	207,081
(1)Represents the fiscal 2025 target annual incentive compensation opportunity for each NEO prorated for base salary changes effective May 1, 2024.
The fiscal 2025 incentive compensation payments under the Bonus Plan were made in cash.
Sales Commission Plan for Mr. Addison
Rather than participate in the Bonus Plan, Mr. Addison was eligible to receive cash sales commissions based on the company’s achievement of one or more specific fiscal 2025 net annualized recurring revenue (“net ARR”) objectives. Mr. Addison’s target commission-based cash incentive award opportunity was set at 50% of his overall target cash compensation opportunity (consisting of his base salary and target commission-based cash incentive award opportunity). The entire commission-based target amount was related to the achievement of a pre-established net ARR objective. We are not disclosing the fiscal 2025 target, or actual net ARR results because these amounts represent confidential information, the disclosure of which would result in competitive harm to the company. However, the company set the targets at definitive, rigorous and objective levels so as to require significant effort and achievement by Mr. Addison and our go-to-market organization to be attained.
For fiscal 2025, Okta’s actual net ARR was below the target level set for Mr. Addison. As a result, Mr. Addison’s actual commission-based cash incentive was 85.8% of his target level. Mr. Addison’s award was based on a pre-established formula and was not subject to the exercise of discretion by our compensation committee. The amount paid to Mr. Addison pursuant to his Sales Commission Plan for fiscal 2025 was $382,386.
Long-Term Incentive Compensation
We view long-term incentive compensation in the form of equity awards as a critical element of our executive compensation program. The realized value of these equity awards has a direct relationship to our stock price; therefore, these awards are an incentive for our executive officers to create sustainable value for our stockholders. Equity awards also help us retain qualified executive officers in a competitive market. In fiscal 2025, long-term equity awards were granted in the form of PSUs and RSUs.
PSU awards provide a direct link between compensation and stockholder return, motivating our executive officers to focus on and strive to achieve both our annual and long-term financial and strategic objectives. We further believe that RSU awards provide a strong retention incentive for our executive officers, provide a reward for growth in the value of our Class A common stock and are

44	2025 Proxy Statement	Okta, Inc.

Compensation Discussion and Analysis
less dilutive than other equity vehicles, such as stock options, to our stockholders. Since their value increases with any increase in the value of the underlying shares, RSU awards serve as an incentive which aligns with the long-term interests of our executive officers and stockholders. Unlike stock options, however, RSU awards have real economic value when they vest, even if the market price of our Class A common stock declines or stays flat, thus delivering more predictable value to our executive officers and providing retentive value even in a down market.
Long-term incentive compensation opportunities in the form of equity awards are granted by our compensation committee on a regularly-scheduled basis, as described in “Other Compensation Policies—Amended and Restated Equity Award Grant Policy” below and are typically granted annually.
Annual Equity Awards
In March 2024, our compensation committee determined to increase the percentage of performance-based equity awards granted to our executive officers. As a result, the annual equity awards granted to our then-executive officers consisted of a mix, based on the number of underlying shares at target, of service-based RSU awards (40% for the CEO and 50% for our other executive officers) and PSU awards (60% for the CEO and 50% for our other executive officers).
In determining the aggregate value of the equity awards granted to our executive officers in fiscal 2025, our compensation committee considered our performance, a competitive market analysis prepared by its independent compensation consultant using specific data for each executive officer, the criticality of individual roles, recent promotions, the individual skills, experience and performance of each executive officer and the mix of cash and equity compensation to ensure that equity awards would motivate the creation of long-term value. In addition, our compensation committee considered the factors described in “Compensation-Setting Process—Role of the Compensation Committee” above.
In March 2024, our compensation committee granted the following annual equity awards to our NEOs:
Annual Equity Awards for Fiscal 2025

NEO	PSU Awards that May be Earned and Settled in Shares of our Class A Common Stock (value of underlying stock based on target performance) ($)(1)	PSU Awards that May be Earned and Settled in Shares of our Class A Common Stock (target number of shares)(2)	RSU Awards that May be Settled in Shares of our Class A Common Stock (value) ($)(1)	RSU Awards that May be Settled in Shares of our Class A Common Stock (number of shares)(3)
Mr. McKinnon	7,800,000	90,635	5,200,000	60,423
Mr. Tighe	4,000,000	46,480	4,000,000	46,480
Mr. Addison	1,500,000	17,430	1,500,000	17,430
Mr. Ninan	500,000	5,810	500,000	5,810
Ms. Schwartz	2,000,000	23,240	2,000,000	23,240
(1)The value reported differs from the grant date fair value calculated in accordance with ASC Topic 718. For the grant date fair value of the PSU Awards and RSU Awards, please see the “Fiscal 2025 Summary Compensation Table” and “Fiscal 2025 Grants of Plan-Based Awards Table” below.
(2)The number of shares of our Class A common stock subject to these PSU awards based on target performance was calculated by dividing the target dollar value of the award by the average closing market price on the Nasdaq Global Select Market of one share of our Class A common stock during February 2024, which was $86.06 per share.
(3)The number of shares of our Class A common stock subject to these RSU awards was calculated by dividing the target dollar value of the award by the average closing market price on the Nasdaq Global Select Market of one share of our Class A common stock during February 2024, which was $86.06 per share.

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Compensation Discussion and Analysis
PSU Awards
The PSU awards granted to our NEOs in fiscal 2025 are to be earned, if at all, based on the performance of our TSR relative to the TSR of the companies comprising the Nasdaq Composite Index (the “Index”) during three performance periods: a one-year period from February 1, 2024 through January 31, 2025 (“Performance Period 1”), a two-year period from February 1, 2024 through January 31, 2026 (“Performance Period 2”) and a three-year period from February 1, 2024 through January 31, 2027 (“Performance Period 3”).
The number of units earned for each performance period will be determined by multiplying the Achievement Factor (as defined below) for such performance period by one-third of the total number of units granted to the NEO, subject to such NEO remaining in our service as a director, consultant or employee through March 15th of the calendar year in which the applicable performance period ends. Each earned unit granted pursuant to the PSU awards represents a contingent right to receive one share of our Class A common stock upon settlement.
Following the end of each performance period, our compensation committee will compare our TSR to the TSR of the Index for that performance period, and determine the Achievement Factor, based on our relative TSR. The following table shows how the Achievement Factor for each performance period will be determined:

Relative TSR for Performance Periods 1 and 2	Achievement Factor
Below the 30th percentile of the Index	0
At the 30th percentile of the Index	0.5
At or above the 55th percentile of the Index	1

Relative TSR for Performance Period 3	Achievement Factor(1)
Below the 30th percentile of the Index	0
At the 30th percentile of the Index	Prior Achievement Sum greater than or equal to 1 = 0.5 Prior Achievement Sum less than 1 = 1.5 less the Prior Achievement Sum
At the 55th percentile of the Index	3 less the Prior Achievement Sum
At or above the 80th percentile of the Index	6 less the Prior Achievement Sum
(1)“Prior Achievement Sum” means the sum of the Achievement Factors for Performance Period 1 and Performance Period 2.
If the relative TSR achieved during the applicable performance period is between two of the achievement levels indicated in the tables above, the Achievement Factor for that performance period will be determined using linear interpolation. The maximum number of PSUs that can be earned for all three performance periods combined is 200% of the number of PSUs granted.
RSU Awards
The RSU awards granted to our NEOs in fiscal 2025 vested as to 8.33% of the award on June 15, 2024, with the remaining units vesting in 11 equal quarterly installments thereafter, subject to the NEO’s continuous employment with us through each applicable vesting date. Each unit granted pursuant to the RSU awards represents a contingent right to receive one share of our Class A common stock upon vesting.
PSU Achievement for Performance Period 1 of Fiscal 2025 PSUs, Performance Period 2 of Fiscal 2024 PSUs and Performance Period 3 of Fiscal 2023 PSUs
In February 2025, our compensation committee determined that, based on our TSR relative to the TSR of the Index, the Achievement Factor for the fiscal 2025, fiscal 2024 and fiscal 2023 PSUs were as follows:
•The Achievement Factor for Performance Period 1 of the fiscal 2025 PSUs would have been 112% of target, but based on the PSU design, was capped at 100% of target.
•The Achievement Factor for Performance Period 2 of the fiscal 2024 PSUs would have been 178% of target, but based on the PSU design, was capped at 100% of target.
•The Achievement Factor for Performance Period 3 of the fiscal 2023 PSUs was 72% of target.
The equity awards granted to our NEOs in fiscal 2024 are set forth in the “Fiscal 2025 Summary Compensation Table” and the “Fiscal 2025 Grants of Plan-Based Awards Table” below.

46	2025 Proxy Statement	Okta, Inc.

Compensation Discussion and Analysis
Employee Benefit Programs

Our NEOs based in the United States, including Mr. Addison following his relocation to the United States in fiscal 2025, are eligible to participate in all of our employee benefit plans offered to U.S. employees, including our 401(k) plan, employee stock purchase plan and medical, dental, life and disability insurance plans, in each case on the same basis as other U.S. employees. Mr. Addison, who was based in the United Kingdom for a portion of fiscal 2025, was eligible to participate in all of our employee benefit plans offered to U.K. employees during the time he was based in the United Kingdom, including our pension scheme, employee stock purchase plan and medical, dental, life and disability insurance plans, in each case on the same basis as other U.K. employees.
Perquisites and Other Personal Benefits
We typically provide limited or no perquisites or other personal benefits to our NEOs. During fiscal 2025, none of our NEOs received perquisites or other personal benefits that were, in the aggregate, $10,000 or more for each individual, except our CRO. Mr. Addison received a car allowance, which is a customary practice for executives in the United Kingdom, and direct payments by the company and associated tax “gross-up” payments in connection with his relocation to the United States during fiscal 2025.
In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive team more efficient and effective or for recruitment or retention purposes. All future practices with respect to perquisites or other benefits for our executive officers will be subject to review and approval by our compensation committee.
401(k) Plan
We maintain a Section 401(k) tax-qualified retirement savings plan, with company matching contributions of up to $5,000 per calendar year, that provides all regular U.S. employees, including our executive officers, with an opportunity to save for retirement on a tax-advantaged basis. Under our 401(k) plan, participants may elect to defer a portion of their compensation on a pre-tax basis and have it contributed to the plan, subject to applicable annual limits under the U.S. Internal Revenue Code (the “Code”). Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employee elective deferrals are 100% vested at all times. As a U.S. tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan, and all contributions are deductible by us when made.
U.K. Pension Scheme
We maintain a tax-qualified pension scheme that provides all regular U.K. employees, including our executive officers, with an opportunity to save for retirement on a tax-advantaged basis. Under our pension scheme, participants may elect to defer a portion of their compensation on a pre-tax basis and have it contributed to the pension scheme. We provide company matching contributions when employees elect to defer 5% of their salary per calendar year towards the pension scheme. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. As a U.K. tax-qualified retirement pension scheme, contributions to the pension scheme and earnings on those contributions are not taxable to the employees until distributed from the pension scheme, and all contributions are deductible by us when made.
Post-Employment Compensation Arrangements

Not in Connection with a Change in Control
Our Executive Severance Plan provides that upon the termination of employment of an eligible participant by us for any reason other than for “cause” (as defined in the Executive Severance Plan), death or disability outside of the “change in control period” (defined as the period beginning three months prior to and ending 12 months after a Sale Event, as defined in the 2017 Plan), an eligible participant will be entitled to receive, subject to the timely execution and delivery of an effective general release of claims in favor of our company:
•a lump sum cash payment equal to 12 months of base salary for our CEO, nine months of base salary for our other executive officers and six months of base salary for the other participants; and
•a monthly cash payment equal to our contribution toward health insurance for 12 months for our CEO, nine months for our other executive officers and six months for the other participants.

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Compensation Discussion and Analysis
In Connection with a Change in Control
Our Executive Severance Plan also provides that upon (i) the termination of employment of an eligible participant by us other than for cause, death or disability or (ii) the resignation of an eligible participant for “good reason” (as defined in the Executive Severance Plan), in each case within the change-in-control period, an eligible participant will be entitled to receive, in lieu of the payments and benefits above and subject to the timely execution and delivery of an effective general release of claims in favor of our company:
•a lump sum cash payment equal to 18 months of base salary for our CEO, 12 months of base salary for our other executive officers and nine months of base salary for the other participants;
•a lump sum cash payment equal to the eligible participant’s target annual incentive compensation opportunity;
•a monthly cash payment equal to our contribution toward health insurance for 18 months for our CEO, 12 months for our other executive officers and nine months for the other participants; and
•full accelerated vesting of all outstanding and unvested equity awards held by such participant, provided that any unvested and outstanding equity awards subject to performance conditions will be deemed satisfied at the target levels specified in the applicable award agreements.
The payments and benefits provided under our Executive Severance Plan in connection with a change in control may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Code. In addition, these payments and benefits may subject an eligible participant to an excise tax under Section 4999 of the Code. If the payments or benefits payable in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to the participant.
Death-Related Equity Acceleration Policy
Our compensation committee has adopted a policy that upon the termination of employment of any employee due to death, all equity awards that vest solely based on continued service to our company (that is, stock options and RSU awards) and that are outstanding and held by such individual immediately prior to his or her death will fully accelerate and vest effective as of the date of death.
PSU Treatment on Death, Disability or Change in Control
The terms of the PSU award agreement provide for the following treatment on a termination of service:
•Disability: Upon a termination due to disability, the participant’s service will be deemed to have continued through each vesting date, and the participant’s unvested PSUs will be eligible to vest on the vesting date to the extent the applicable performance goals are achieved.
•Death: Upon a termination due to death, for each performance period that is complete as of the date of death, the participant’s service will be deemed to have continued through the applicable vesting date, and the participant’s unvested PSUs will be eligible to vest on the vesting date to the extent the applicable performance goals are achieved, and for each performance period that is not complete as of the date of death, the unvested PSUs attributable to each performance period will accelerate as of the date of death and vest as though relative TSR at the 55th percentile had been achieved.
•Sale Event: In the event of a Sale Event (as defined in the 2017 Plan) prior to the end of Performance Period 3, then a number of PSUs determined based on the Achievement Factor calculated for each performance period as of a date prior to the Sale Event by the 2017 Plan’s administrator will vest, subject to the participant remaining employed with the company through the effective date of the Sale Event.

48	2025 Proxy Statement	Okta, Inc.

Compensation Discussion and Analysis
Other Compensation Policies

Amended and Restated Equity Award Grant Policy
Our compensation committee has adopted an equity award grant policy (the “Grant Policy”), that establishes the processes for granting stock options, restricted stock, RSUs and other equity-based awards to our executive officers and our employees. We have not granted stock options since fiscal 2022 and do not grant any other option-like awards. We exclusively grant RSUs and PSUs. Accordingly, we have not adopted a formal policy related to the timing of option awards in relation to the release of material nonpublic information and did not grant any stock options or similar option-like instruments to our NEOs during the four business days prior to or the one business day after the filing of our periodic reports or the filing or furnishing of a Current Report on Form 8-K that discloses material nonpublic information.
Our compensation committee has delegated certain limited authority to an equity committee consisting of our CEO, Chief People Officer, CFO and CLO (the “equity committee”). Any two members of the equity committee may approve the grant of routine new hire, promotion, refresh and certain other equity awards to employees within equity guidelines that our compensation committee reviews and approves from time to time and subject to other limitations and requirements. The equity committee may not grant equity awards to its own members, to employees who are subject to the reporting and other provisions of Section 16 of the Exchange Act or to employees with titles more senior than senior vice president.
In line with the Grant Policy, we generally grant RSUs and PSUs on a regularly-scheduled basis to enhance the effectiveness of our internal control over our equity award grant process. Grants of RSUs are generally made monthly and will be effective on the date such grant is approved by our compensation committee or the equity committee, as applicable. From time to time, these committees may grant additional equity-based awards to existing employees for certain purposes, such as employee retention or recognition for significant accomplishments.
Our compensation committee and equity committee do not take material nonpublic information into account when determining the timing and terms of any equity awards. We do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Compensation Clawback Policy
Our board maintains a compensation clawback policy that provides for the recoupment of certain erroneously awarded incentive compensation paid to current or former executive officers in the event of an accounting restatement due to material noncompliance with financial reporting requirements. The policy is compliant with Exchange Act Rule 10D-1 and Nasdaq listing standards regarding recovery of excess incentive-based compensation, and applies to current and former executive officers as specified in the policy in the event of a required accounting restatement.
Mandatory Stock Ownership Guidelines
Our compensation committee believes that stock ownership by our executive officers and the non-employee directors of our board is important to promote a long-term perspective and align the interests of our executive officers and non-employee directors with those of our stockholders. As a result, our compensation committee adopted mandatory stock ownership guidelines for our executive officers and non-employee directors, which require each executive officer and non-employee director to hold shares of our common stock with an aggregate value equal to at least a specified multiple of each executive officer’s base salary or each non-employee director’s annual cash board retainer, as applicable. This is intended to create clear guidelines that tie a portion of the executive officers’ and non-employee directors’ net worth to the performance of our common stock price. The current stock ownership guidelines are as follows:

	CEO	Other Executive Officers	Directors

Multiple of Base Salary/Board Retainer	5x	1x	3x
Executive officers have five years from their date of hire or promotion to a position subject to a higher ownership threshold to satisfy the required level of stock ownership. Non-employee directors have five years from their board appointment to satisfy the required level of stock ownership. Our compensation committee reviews progress against these guidelines and requirements annually and will update them as appropriate. As of the most recent review of attainment, each of our executive officers and non-employee directors had satisfied the ownership guidelines.

Okta, Inc.	2025 Proxy Statement	49

Compensation Discussion and Analysis
Insider Trading Policy
We have adopted insider trading policies and procedures governing the purchase, sale and other dispositions of our securities by directors, officers and employees. These policies are designed to promote compliance with insider trading laws, rules and regulations and the applicable Nasdaq listing standards, as well as procedures designed to further the foregoing purposes. We also follow procedures for our repurchase of our securities. A copy of our insider trading policy is filed as Exhibit 19.1 to our 2025 Annual Report.
Policy Prohibiting Hedging and Pledging of Company Securities
Our insider trading policies prohibit the members of our board and all employees, including our executive officers, from engaging in derivative securities transactions, including hedging, with respect to our securities, and from pledging our securities as collateral for a loan or holding company securities in a margin account. Our insider trading policies require that members of our board and our executive officers may trade in our securities only pursuant to trading plans that comply with Exchange Act Rule 10b5-1. Certain other employees are subject to certain pre-clearance procedures in order to trade in our securities or may trade pursuant to trading plans that comply with Exchange Act Rule 10b5-1.
Tax and Accounting Considerations

Deductibility of Executive Compensation
Section 162(m) of the Code generally places a $1 million limit on the amount of compensation a public company can deduct in any one year for certain current and former executive officers. While our compensation committee considers tax deductibility as one factor in determining executive compensation, our compensation committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program, even if the awards are not deductible by us for tax purposes.
Taxation of “Parachute” Payments
Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of our company that exceed certain prescribed limits, and that our company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We have not agreed to provide any executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that the executive officer might owe as a result of the application of Sections 280G or 4999 of the Code.
Section 409A of the Code
Section 409A of the Code imposes additional significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A of the Code. Although we do not maintain a traditional nonqualified deferred compensation plan for our executive officers, Section 409A of the Code does apply to certain severance arrangements, bonus arrangements and equity awards. We have structured all such arrangements and awards in a manner to either be exempt from or comply with the applicable requirements of Section 409A of the Code.
Accounting for Stock-Based Compensation
We follow ASC Topic 718 for our stock-based compensation awards. ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and non-employee directors of our board, including options to purchase shares of our common stock, RSUs, PSUs and other stock awards, based on the “grant date fair value” of these awards. While our compensation committee may consider grant date fair value in awarding equity compensation, it retains discretion to use other measures of value when determining the number of shares underlying equity awards. Regardless of the method used by the compensation committee when granting equity awards, the calculation of grant date fair value is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient may never realize any value from such awards.

50	2025 Proxy Statement	Okta, Inc.

Executive Compensation
Fiscal 2025 Summary Compensation Table

The following table presents information regarding the compensation awarded to, earned by and paid to each of our NEOs in fiscal 2025, 2024 and 2023.

Name and Principal Position(1)	Fiscal Year	Salary ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Todd McKinnon CEO(4)	2025	306,000	22,830,706	—	179,010	3,742	23,319,458
	2024	306,000	29,530,934	—	169,065	6,226	30,012,225
	2023	306,000	—	—	98,853	7,337	412,190
Brett Tighe CFO(5)	2025	490,859	13,329,240	—	287,152	3,395	14,110,646
	2024	480,000	11,959,365	—	265,200	6,004	12,710,569
	2023	480,000	18,174,779	—	155,103	5,738	18,815,620
Jon Addison CRO(6)(7)	2025	383,704	4,998,401	—	382,386	147,102	5,911,593
	2024	364,896	6,856,102	—	286,132	29,113	7,536,243
Shibu Ninan CAO(8)	2025	408,027	1,666,220	—	165,251	6,242	2,245,739
	2024	399,000	1,055,329	—	161,596	5,833	1,621,758
	2023	175,606	1,941,505	—	39,608	2,280	2,158,999
Larissa Schwartz CLO and Corporate Secretary(9)	2025	460,180	6,664,621	—	207,081	3,742	7,335,624
	2024	450,000	8,441,733	—	191,250	5,026	9,088,009
(1)Mr. Addison and Ms. Schwartz were not NEOs in fiscal 2023, so their compensation is not presented for those periods. Mr. McKinnon serves on our board but is not paid compensation for such service.
(2)The amounts reported represent the aggregate grant date fair values of the PSUs and RSUs granted to our NEOs in fiscal 2025, 2024 and 2023, calculated in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair values of the RSUs are set forth in the notes to our consolidated financial statements included in our 2025 Annual Report. The grant date fair values of the PSUs were calculated based on the application of a Monte Carlo simulation model to determine the probable outcomes of the market-based performance conditions. These amounts do not necessarily correspond to the actual value recognized by our NEOs.

The Monte Carlo valuation method simulates a range of possible future stock prices for our company and the Index using certain inputs. Such inputs for the PSUs granted in fiscal 2025, 2024 and 2023 consisted of the following:

Fiscal Year of Grant	Expected Term(a)	Stock Price Volatility(b)		Risk-Free Interest Rate(c)
		Company	Index

2025	2.84 years	63.39%	75.19%	4.38%
2024	2.87 years	62.37%	71.63%	3.97%
2023	2.86 years	49.18%	72.31%	2.34%

(a) Based on the time period from the grant date to the end of the longest performance period (the “simulation term”).
(b) Based on historical stock price volatility over the 2.84 years prior to the date of grant.
(c) Derived from the continuously compounded yield on zero-coupon U.S. Treasury STRIPS as of the grant date for a period equivalent to the simulation term.

The vesting conditions and other terms of the PSU awards are discussed in more detail in “Compensation Discussion and Analysis" above and the “Fiscal 2025 Grants of Plan-Based Awards Table” and “Fiscal 2025 Outstanding Equity Awards at Fiscal Year-End Table” below.
(3)The amounts reported for fiscal 2025 represent the aggregate annual performance-based cash incentives earned in fiscal 2025 pursuant to the Bonus Plan and based upon the achievement of certain company metrics, except for Mr. Addison, who received cash sales commissions in connection with his participation in the Sales Commission Plan. The fiscal 2025 cash achievement for each named executive officer is described above in “Compensation Discussion and Analysis–Elements of Our Executive Compensation Program–Annual Performance-Based Incentive Compensation–Performance in Fiscal 2025 and Payouts.”
(4)Mr. McKinnon's fiscal 2025 "All Other Compensation" includes (a) $2,500 for 401(k) matching contributions by the company and (b) $1,242 for term life insurance premium payments by the company.
(5)Mr. Tighe's fiscal 2025 "All Other Compensation" includes (a) $2,585 for 401(k) matching contributions by the company and (b) $810 for term life insurance premium payments by the company.
(6)Mr. Addison provided services to us in the United Kingdom for part of fiscal 2025, during which time he received certain portions of his “Salary,” “Non-equity Incentive Plan Compensation” and “All Other Compensation” in British pounds sterling. The compensation amounts that Mr. Addison received during that time and which are reported in this table have been converted to U.S. dollars using the exchange rate of $1.245 to £1 as of January 31, 2025, the last day of fiscal 2025.

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Executive Compensation
(7)Mr. Addison's fiscal 2025 "All Other Compensation" includes (a) $14,514 for matching contributions by the company pursuant to the Okta UK pension scheme, (b) $1,571 for premium payments by the company pursuant to the Okta UK life assurance policy, (c) $287 for term life insurance premium payments by the company, (d) $8,964 for a car allowance and (e) $121,767 for relocation services provided to Mr. Addison, which includes $39,797 in tax gross-ups, in connection with his move to the United States during fiscal 2025.
(8)Mr. Ninan's fiscal 2025 "All Other Compensation" includes (a) $5,000 for 401(k) matching contributions by the company and (b) $1,242 for term life insurance premium payments by the company.
(9)Ms. Schwartz’s fiscal 2025 "All Other Compensation" includes (a) $2,500 for 401(k) matching contributions by the company and (b) $1,242 for term life insurance premium payments by the company.

52	2025 Proxy Statement	Okta, Inc.

Executive Compensation
Fiscal 2025 Grants of Plan-Based Awards Table

The following table sets forth certain information with respect to all plan-based awards granted to our NEOs during fiscal 2025.

Name	Award Type	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Todd McKinnon	Annual Cash	—	47,736	198,900	397,800	—	—	—	—	—
	Annual RSU(4)	3/29/2024	—	—	—	—	—	—	60,423	6,321,454
	Annual PSU	3/29/2024	—	—	—	15,106	90,635	181,270	—	16,509,251
Brett Tighe	Annual Cash	—	76,574	319,058	638,117	—	—	—	—	—
	Annual RSU(4)	3/29/2024	—	—	—	—	—	—	46,480	4,862,738
	Annual PSU	3/29/2024	—	—	—	7,747	46,480	92,960	—	8,466,502
Jon Addison	Annual Cash	—	—	450,000	—	—	—	—	—	—
	Annual RSU(4)	3/29/2024	—	—	—	—	—	—	17,430	607,842
	Annual PSU	3/29/2024	—	—	—	2,905	17,430	34,860	—	1,058,378
Shibu Ninan	Annual Cash	—	44,067	183,612	367,224	—	—	—	—	—
	Annual RSU(4)	3/29/2024	—	—	—	—	—	—	5,810	2,431,369
	Annual PSU	3/29/2024	—	—	—	968	5,810	11,620	—	4,233,252
Larissa Schwartz	Annual Cash	—	55,222	230,090	460,180	—	—	—	—	—
	Annual RSU(4)	3/29/2024	—	—	—	—	—	—	23,240	1,823,527
	Annual PSU	3/29/2024	—	—	—	3,873	23,240	46,480	—	3,174,875

(1)This column sets forth the fiscal 2025 target bonus amount for each of Messrs. McKinnon, Tighe and Ninan and Ms. Schwartz under our Bonus Plan. “Threshold” refers to the minimum amount payable for a certain level of performance assuming performance above 0%; “Target” refers to the amount payable if specified performance targets are reached; and “Maximum” refers to the maximum payout possible. Mr. Addison did not participate in the Bonus Plan, but participated in the Sales Commission Plan, pursuant to which he was eligible to receive cash sales commissions based on the company’s achievement of fiscal 2025 net annualized recurring revenue objectives. There are no threshold and maximum payouts under the Sales Commission Plan.
(2)These columns show the number of shares that could be earned under the PSUs at the threshold, target and maximum levels of performance.
(3)The amounts reported represent the aggregate grant date fair values of equity awards granted to our NEOs in fiscal 2025, calculated in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair values of (a) RSUs are set forth in the notes to our consolidated financial statements included in our 2025 Annual Report and (b) PSUs are set forth in footnote 2 of the “Fiscal 2025 Summary Compensation Table” above. These amounts do not necessarily correspond to the actual values recognized by our NEOs.
(4)These annual RSU awards vested as to 8.33% of the shares of Class A common stock underlying the RSU award on June 15, 2024 and vest as to the remainder of the shares in 11 equal quarterly installments thereafter, in each case, subject to continuous service.

Okta, Inc.	2025 Proxy Statement	53

Executive Compensation
Fiscal 2025 Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information regarding outstanding equity awards held by our NEOs as of January 31, 2025.

		Option Awards(1)(2)				Stock Awards(1)(2)
	Vesting Commencement Date	Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4) ($)
Name		Exercisable (#)	Unexercisable (#)

Todd McKinnon	7/29/2016	454,642	—	8.97	7/29/2026	—	—	—	—
	2/1/2018	5,438	—	39.21	3/21/2028	—	—	—	—
	2/1/2019	32,251	—	82.16	3/24/2029	—	—	—	—
	2/1/2020	48,372	—	142.47	4/14/2030	—	—	—	—
	2/1/2021(5)	187,021	3,980	274.96	4/21/2031	—	—	—	—
	3/15/2021(6)	—	—	—	—	1,685	158,761	—	—
	3/15/2023(7)	—	—	—	—	52,526	4,949,000	—	—
	3/15/2024(7)	—	—	—	—	45,318	4,269,862	—	—
	3/15/2025(8)	—	—	—	—	72,232	6,805,699	—	—
	2/1/2023	—	—	—	—	—	—	168,083	15,836,780
	2/1/2024	—	—	—	—	—	—	151,059	14,232,779
Brett Tighe	3/15/2021(9)	—	—	—	—	203	19,127	—	—
	3/15/2022(9)	—	—	—	—	22,901	2,157,732	—	—
	3/15/2023(7)	—	—	—	—	31,488	2,966,799	—	—
	3/15/2024(7)	—	—	—	—	34,860	3,284,509	—	—
	3/15/2025(8)	—	—	—	—	40,440	3,810,257	—	—
	2/1/2022	—	—	—	—	—	—	6,839	644,371
	2/1/2023	—	—	—	—	—	—	49,630	4,676,139
	2/1/2024	—	—	—	—	—	—	77,467	7,298,941
Jon Addison	12/15/2021(6)	—	—	—	—	4,276	402,885	—	—
	3/15/2022(9)	—	—	—	—	4,241	399,587	—	—
	3/15/2023(7)	—	—	—	—	16,588	1,562,921	—	—
	12/15/2023(7)	—	—	—	—	28,728	2,706,752	—	—
	3/15/2024(7)	—	—	—	—	13,073	1,231,738	—	—
	3/15/2025(8)	—	—	—	—	5,810	547,418	—	—
	2/1/2024	—	—	—	—	—	—	29,050	2,737,091
Shibu Ninan	9/15/2022(6)	—	—	—	—	15,371	1,448,256	—	—
	3/15/2023(7)	—	—	—	—	2,779	261,837	—	—
	3/15/2024(7)	—	—	—	—	4,358	410,611	—	—
	3/15/2025(8)	—	—	—	—	3,031	285,581	—	—
	2/1/2023	—	—	—	—	—	—	4,380	412,684
	2/1/2024	—	—	—	—	—	—	9,684	912,426
Larissa Schwartz	11/16/2015	11,061	—	8.62	12/16/2025	—	—	—	—
	6/2/2016	9,000	—	8.73	6/1/2026	—	—	—	—
	3/1/2017	5,000	—	11.36	3/5/2027	—	—	—	—
	3/15/2021(9)	—	—	—	—	169	15,923	—	—

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Executive Compensation

12/15/2021(9)	—	—	—	—	1,264	119,094	—	—
3/15/2022(9)	—	—	—	—	541	50,973	—	—
3/15/2023(7)	—	—	—	—	22,227	2,094,228	—	—
3/15/2024(7)	—	—	—	—	17,430	1,642,255	—	—
3/15/2025(8)	—	—	—	—	16,504	1,555,007	—	—
2/1/2023	—	—	—	—	—	—	35,032	3,300,715
2/1/2024	—	—	—	—	—	—	38,734	3,649,517

(1)Stock options granted prior to 2017 were granted pursuant to our 2009 Stock Plan (the “2009 Plan”), and stock options, RSUs and PSUs granted after 2017 were granted pursuant to our 2017 Plan.
(2)Upon (i) a termination of employment by us other than for cause (as defined in the Executive Severance Plan) or disability or (ii) a resignation for good reason (as defined in the Executive Severance Plan), in each case within the change-in-control period (as defined in the Executive Severance Plan) (such termination of employment or resignation, a “termination without cause or with good reason in connection with a change in control”) or (iii) the death of the employee, the vesting of the shares subject to options or RSUs will fully accelerate and will become vested in full upon such termination date. PSUs are subject to potential vesting acceleration as described in “Compensation Discussion and Analysis—Post-Employment Compensation Arrangements” above and “Potential Payments upon Termination or Change in Control” below.
(3)These columns represent the market value of the shares underlying the RSUs or PSUs as of January 31, 2025, based on the closing price of our Class A common stock, as reported on Nasdaq, of $94.22 per share on January 31, 2025.
(4)Represents PSUs that are earned, if at all, based upon certain achievement levels relating to our TSR relative to the TSR of the Index during three performance periods, as described in “Compensation Discussion and Analysis—Long-Term Incentive Compensation—PSU Awards” above. Such PSUs are subject to potential vesting acceleration as described in “Compensation Discussion and Analysis—Post-Employment Compensation Arrangements” above and “Potential Payments upon Termination or Change in Control” below. The number of shares is reported assuming target achievement for PSUs having a vesting commencement date of February 1, 2022 and maximum achievement for PSUs having a vesting commencement date of February 1, 2023 and February 1, 2024, based on the prior performance period being achieved below and above target, respectively.
(5)25% of the shares underlying the options vested upon completion of one year of service measured from the vesting commencement date and the balance of the shares vest in 36 successive equal monthly installments, subject to continuous service.
(6)25% of the shares underlying the award vest upon completion of one year of service measured from the vesting commencement date and the balance of the shares vest in 12 successive equal quarterly installments, subject to continuous service.
(7)8.33% of the shares underlying the award vested on the quarterly vesting date (March 15, June 15, September 15 or December 15) following the vesting commencement date and the balance of the shares vest in 11 successive equal quarterly installments, subject to continuous service.
(8)Represent earned PSUs that vest on March 15, 2025, subject to continuous service.
(9)6.25% of the shares underlying the award vested on the quarterly vesting date (March 15, June 15, September 15 or December 15) following the vesting commencement date and the balance of the shares vest in 15 successive equal quarterly installments, subject to continuous service.

Okta, Inc.	2025 Proxy Statement	55

Executive Compensation
Fiscal 2025 Option Exercises and Stock Vested Table

The following table presents, for each of our NEOs, the shares of our common stock that were acquired upon the exercise of stock options and the vesting of RSUs, and the related value realized upon such exercise or vesting during fiscal 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Todd McKinnon	1,521,214	111,299,527	108,528	10,266,165
Brett Tighe	—	—	75,660	6,908,557
Jon Addison	—	—	45,310	4,062,339
Shibu Ninan	—	—	13,553	1,203,420
Larissa Schwartz	3,106	237,361	35,490	3,249,449

(1)The value realized on exercise is based on the difference between the closing price of our Class A common stock on the date of exercise and the applicable exercise price of those options, and does not represent actual amounts received by our NEOs as a result of the option exercises.
(2)The value realized on vesting is determined by multiplying the number of vested RSUs by the closing price of our Class A common stock on the vesting date.
Pension Benefits

We do not maintain any defined benefit pension plans or arrangements under which our NEOs are eligible to participate.
Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans or arrangements under which our NEOs are eligible to participate.
Potential Payments upon Termination or Change in Control

Employment Offer Letters in Place During Fiscal 2025 for NEOs
We entered into employment offer letters with Ms. Schwartz in October 2015, with Mr. McKinnon in February 2017, with Mr. Tighe in January 2022, with Mr. Ninan in June 2022. Each offer letter provides for at-will employment and set forth each executive’s annual base salary, target bonus opportunity and eligibility to participate in our U.S. benefit plans and, for Mr. Addison prior to his relocation to the United States in fiscal 2025, eligibility to participate in our U.K. benefit plans.
Executive Severance Plan and Death-Related Equity Acceleration Policy
Each of our serving NEOs also participates in our Executive Severance Plan, as described above under the heading “Compensation Discussion and Analysis—Post-Employment Compensation Arrangements,” and our Death-Related Equity Acceleration Policy, as described above in “Compensation Discussion and Analysis—Post-Employment Compensation Arrangements—Death-Related Equity Acceleration Policy,” and remains subject to our standard employment, confidential information and invention assignment agreement.
PSU Treatment on Death, Disability or Change in Control
The terms of each PSU award agreement provide for the following treatment on a termination of services:
•Disability: Upon a termination due to disability, the NEO’s service will be deemed to have continued through each vesting date, and the NEO’s unvested PSUs will be eligible to vest on the vesting date to the extent the applicable performance goals are achieved.
•Death: Upon a termination due to death, for each performance period that is complete as of the date of death, the NEO’s service will be deemed to have continued through the applicable vesting date, and the NEO’s unvested PSUs will be eligible to vest on the vesting date to the extent the applicable performance goals are achieved, and for each performance period that is not complete as of the date of death, the unvested PSUs attributable to each performance period will accelerate as of the date of death and vest at target.
•Sale Event: In the event of a Sale Event (as defined in the 2017 Plan) prior to the end of Performance Period 3, then a number of PSUs determined based on the Achievement Factor calculated for each performance period as of a date prior to the Sale Event by

56	2025 Proxy Statement	Okta, Inc.

Executive Compensation
the 2017 Plan’s administrator will vest, subject to the PSU holder remaining employed with the company through the effective date of the Sale Event.
The following table presents information concerning, for each of Messrs. McKinnon, Tighe, Addison and Ninan and Ms. Schwartz, estimated payments and benefits that would be provided pursuant to the arrangements described above. The estimated payments and benefits set forth below assume that the termination of employment or change in control event occurred on the last business day of fiscal 2025, January 31, 2025, and a per share value of our common stock of $94.22, which is the closing market price per share of our Class A common stock on such date. Actual payments and benefits could be different if such events were to occur on any other date or at any other price, or if any other assumptions are used to estimate potential payments and benefits.

Name	Benefit	Termination without Cause Not in Connection with a Change in Control ($)	Termination without Cause or with Good Reason in Connection with a Change in Control ($)	Death ($)
Todd McKinnon	Cash Severance	306,000	657,900	—
	Health Benefits	37,023	55,534	—
	Equity Acceleration(1)	—	25,835,689	25,835,689
	Total	343,023	26,549,123	25,835,689
Brett Tighe	Cash Severance	370,800	815,760	—
	Health Benefits	27,767	37,023	—
	Equity Acceleration(1)	—	15,912,816	15,912,816
	Total	398,567	16,765,599	15,912,816
Jon Addison	Cash Severance	337,500	900,000	—
	Health Benefits	27,767	37,023	—
	Equity Acceleration(1)	—	7,946,138	7,946,138
	Total	365,267	8,883,161	7,946,138
Shibu Ninan	Cash Severance	308,228	595,907	—
	Health Benefits	21,430	28,573	—
	Equity Acceleration(1)	—	2,874,464	2,874,464
	Total	329,658	3,498,944	2,874,464
Larissa Schwartz	Cash Severance	347,625	695,250	—
	Health Benefits	8,921	11,895	—
	Equity Acceleration(1)	—	7,762,503	7,762,503
	Total	356,546	8,469,648	7,762,503
(1)The value of stock option and RSU award vesting acceleration is based on the closing price of $94.22 per share of our Class A common stock as of January 31, 2025, minus, in the case of stock options, the exercise price of the unvested stock option shares subject to acceleration. The value of PSU award vesting acceleration is based on the closing price of $94.22 per share of our Class A common stock as of January 31, 2025 and reflects (a) with respect to a termination without cause or resignation for good reason in connection with a change in control, acceleration of the number of shares of our Class A common stock subject to the PSU award based on target performance and (b) with respect to the NEO’s death on January 31, 2025, Achievement Factors of 0, 1 and 2 for Performance Periods 1, 2 and 3, respectively .

Okta, Inc.	2025 Proxy Statement	57

Executive Compensation
CEO Pay Ratio Disclosure

As required by SEC rules, we are providing the following information about the relationship between the annual total compensation of our CEO and the annual total compensation of our median compensated employee for fiscal 2025 (our “CEO pay ratio”).
•The median of the annual total compensation of all employees of our company (other than our CEO) was $289,597
•The annual total compensation of our CEO was $23,319,458
•Our CEO pay ratio was 81 to 1
This ratio is a reasonable estimate calculated in a manner consistent with SEC rules. For fiscal 2025, we calculated the CEO pay ratio using the same median employee that we used to calculate the pay ratio in fiscal 2024 and fiscal 2023, as we believe there has been no change in our employee population or compensation arrangements during fiscal 2025 that would result in a significant change to our pay ratio disclosure.
To identify the median employee in fiscal 2023, we examined the compensation of all our full-time and part-time employees (other than our CEO) as of January 31, 2023, the last day of fiscal 2023. Our employee population consisted of individuals (other than our CEO) working at our parent company and consolidated subsidiaries both within and outside the United States. We did not include any contractors or other non-employee workers in our employee population. Aside from four interns, we did not have any temporary or seasonal employees as of January 31, 2023.
We used a consistently applied compensation measure consisting of annual base salary, target annual bonus or commission, and the grant date fair value of equity awards for the 12-month period from February 1, 2022 through January 31, 2023 to identify our median employee. For simplicity and consistency across our organization, we used annual base salary rate. Equity awards granted during the year were included using the same methodology we use for reporting the grant date fair value of the equity awards granted to our NEOs and reported in our Summary Compensation Table. Payments not made in U.S. dollars were converted to U.S. dollars using a currency exchange rate as of January 31, 2023. We did not make any cost-of-living adjustment.
Using this approach, we identified the individual at the median of our employee population who was the best representative of our employee population. The individual was a full-time employee based in the United States.
We calculated this individual’s fiscal 2025 annual total compensation using the same methodology that we use for our NEOs as set forth in the “Fiscal 2025 Summary Compensation Table” above.
With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of the “Fiscal 2025 Summary Compensation Table” above.
Because SEC rules for identifying the median of the annual total compensation of all employees allow companies to adopt a variety of methodologies, apply certain exclusions and make reasonable estimates and assumptions that reflect their employee population and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies have different employee populations and compensation practices and may have used different methodologies, exclusions, estimates and assumptions in calculating their pay ratios. As explained by the SEC when it adopted these rules, the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures.

58	2025 Proxy Statement	Okta, Inc.

Executive Compensation
Pay Versus Performance Table

In accordance with SEC rules, the following table sets forth additional information concerning the compensation of our CEO (our “PEO”) and our other NEOs for the fiscal year ended January 31, 2021 (“fiscal 2021”), the fiscal year ended January 31, 2022 (“fiscal 2022”), fiscal 2023, fiscal 2024 and fiscal 2025, and our financial and TSR performance for each such fiscal year.
The amounts below shown for compensation actually paid do not represent the aggregate value of cash and shares of common stock received by our NEOs during the fiscal year, but rather is an amount calculated in accordance with SEC rules and includes, among other things, year-over-year changes in the value of unvested equity awards. As a result of the calculation methodology required by the SEC, compensation actually paid amounts below differ from compensation actually earned, realized or received by our NEOs.

Pay Versus Performance
Year (1)	Summary Compensation Table Total for PEO (2)	Compensation Actually Paid for PEO (3)	Average Summary Compensation Table Total for Non-PEO NEOs (4)	Average Compensation Actually Paid for Non-PEO NEOs (5)	Value of Initial Fixed $100 Investment Based On:		Net Income	Company-Selected Measure: Revenue (8)
					Total Shareholder Return (6)	Peer Group Total Shareholder Return (7)

2025	$23,319,458	$24,437,894	$7,400,901	$7,644,207	$74	$280	$28,000,000	$2,610,000,000
2024	$30,012,225	$30,397,098	$7,739,145	$7,822,230	$65	$219	-$355,000,000	$2,263,000,000
2023	$412,190	-$21,077,609	$11,677,001	-$425,392	$57	$146	-$815,000,000	$1,858,000,000
2022	$31,820,477	$7,266,404	$15,547,789	$6,358,859	$155	$173	-$848,000,000	$1,300,000,000
2021	$12,131,012	$188,220,074	$5,622,552	$54,801,184	$202	$137	-$266,000,000	$835,000,000

(1)The PEO and Non-PEO NEOs included in the above table consist of the following individuals:

Fiscal Year	PEO (CEO)	Non-PEO NEOs
2025	Todd McKinnon	Brett Tighe, Jon Addison, Shibu Ninan, Larissa Schwartz
2024	Todd McKinnon	Brett Tighe, Jon Addison, Shibu Ninan, Larissa Schwartz
2023	Todd McKinnon	Jonathan Runyan, Brett Tighe, Susan St. Ledger, Shibu Ninan
2022	Todd McKinnon	William Losch, J. Frederic Kerrest, Jonathan Runyan, Brett Tighe, Susan St. Ledger, Michael Kourey
2021	Todd McKinnon	William Losch, J. Frederic Kerrest, Charles Race, Jonathan Runyan
(2)Amounts reported in this column represent the total compensation reported in the Summary Compensation Table for the indicated fiscal year for our PEO.

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Executive Compensation
(3)Amounts reported in this column represent the compensation actually paid to our PEO, based on his total compensation reported in the Summary Compensation Table for each of the indicated fiscal years and adjusted as shown in the table below:

PEO
			Fiscal 2021	Fiscal 2022	Fiscal 2023	Fiscal 2024	Fiscal 2025

	Summary Compensation Table - Total Compensation	(a)	$12,131,012	$31,820,477	$412,190	$30,012,225	$23,319,458
—	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	(b)	$11,851,866	$31,311,842	$0	$29,530,934	-$22,830,706
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	(c)	$24,600,742	$18,370,703	$0	$25,972,540	$18,477,188
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	(d)	$74,645,323	-$6,877,916	-$12,500,749	$528,230	$2,878,384
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	(e)	$378,989	$0	$0	$2,559,648	$1,237,653
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(f)	$88,315,874	-$4,735,019	-$8,989,050	$855,389	$1,355,917
—	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(g)	$0	$0	$0	$0	$0
=	Compensation Actually Paid		$188,220,074	$7,266,404	-$21,077,609	$30,397,098	$24,437,894
a.Represents total compensation as reported in the Summary Compensation Table for the indicated fiscal year.
b.Represents the aggregate grant date fair value of the stock awards and option awards granted to our PEO during the indicated fiscal year, computed in accordance with ASC Topic 718.
c.Represents the aggregate fair value as of the indicated fiscal year-end of our PEO's outstanding and unvested stock awards and option awards granted during such fiscal year, computed in accordance with ASC Topic 718.
d.Represents the aggregate change in fair value (from the prior fiscal year-end) during the indicated fiscal year of the outstanding and unvested stock awards and option awards held by our PEO as of the last day of the indicated fiscal year, computed in accordance with ASC Topic 718 and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the indicated fiscal year.
e.Represents the aggregate fair value at vesting of the stock awards and option awards that were granted to our PEO and vested during the indicated fiscal year, computed in accordance with ASC Topic 718.
f.Represents the aggregate change in fair value, measured from the prior fiscal year-end to the vesting date, of each stock award and option award held by our PEO that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with ASC Topic 718.
g.Represents the aggregate fair value as of the last day of the prior fiscal year of our PEO's stock awards and option awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with ASC Topic 718.
(4)Amounts reported in this column represent the average of the total compensation reported in the Summary Compensation Table for the indicated fiscal year for our Non-PEO NEOs. Please see footnote 1 for our NEOs included in the average for each indicated fiscal year.

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Executive Compensation
(5)Amounts reported in this column represent the average compensation actually paid to our Non-PEO NEOs in the indicated fiscal year, based on the average total compensation for our Non-PEO NEOs reported in the Summary Compensation Table for each of the indicated fiscal years and adjusted as shown in the table below:

Non-PEO NEO Average
			Fiscal 2021	Fiscal 2022	Fiscal 2023	Fiscal 2024	Fiscal 2025

	Summary Compensation Table - Total Compensation	(a)	$5,622,552	$15,547,789	$11,677,001	$7,739,145	$7,400,901
—	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	(b)	$5,233,926	$14,950,405	$11,087,422	$7,078,132	-$6,664,621
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	(c)	$10,801,563	$6,586,929	$4,189,535	$6,013,279	$5,285,270
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	(d)	$23,140,229	-$1,740,914	-$2,399,986	$127,198	$799,605
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	(e)	$323,664	$2,647,596	$578,225	$890,316	$476,028
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(f)	$20,147,101	-$940,687	-$3,382,745	$130,424	$347,025
—	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(g)	$0	$791,448	$0	$0	$0
=	Compensation Actually Paid		$54,801,184	$6,358,859	-$425,392	$7,822,230	$7,644,207
a.Represents the average total compensation as reported in the Summary Compensation Table for the reported Non-PEO NEOs in the indicated fiscal year.
b.Represents the average aggregate grant date fair value of the stock awards and option awards granted to our Non-PEO NEOs during the indicated fiscal year, computed in accordance with ASC Topic 718.
•In fiscal 2021, our NEOs were given the option to elect to receive all or a portion of their base salary in the form of RSUs that would vest quarterly over a 12-month period. On average, our Non-PEO NEOs elected to receive $314,503 in RSUs in lieu of base salary. This value has been added to the sum of the amount reported in the “Stock Awards” and “Option Awards” columns for fiscal 2021 (as has been the premium payable in RSUs for electing to receive equity in lieu of cash). Since this value (plus the premium) represented compensation that fluctuated in value as it vested, the entire amount has been included in calculating compensation actually paid.
c.Represents the average aggregate fair value as of the indicated fiscal year-end of our Non-PEO NEOs’ outstanding and unvested stock awards and option awards granted during such fiscal year, computed in accordance with ASC Topic 718.
d.Represents the average aggregate change in fair value (from the prior fiscal year-end) during the indicated fiscal year of the outstanding and unvested stock awards and option awards held by our Non-PEO NEOs as of the last day of the indicated fiscal year, computed in accordance with ASC Topic 718 and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the indicated fiscal year.
e.Represents the average aggregate fair value at vesting of the stock awards and option awards that were granted to our Non-PEO NEOs and vested during the indicated fiscal year, computed in accordance with ASC Topic 718.
f.Represents the average aggregate change in fair value, measured from the prior fiscal year-end to the vesting date, of each stock award and option award held by our Non-PEO NEOs that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with ASC Topic 718.
g.Represents the average aggregate fair value as of the last day of the prior fiscal year of our Non-PEO NEOs’ stock awards and option awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with ASC Topic 718.
(6)Pursuant to Item 402(v) of Regulation S-K, the comparison assumes $100 was invested on January 31, 2020 in our common stock. Historic stock price performance is not necessarily indicative of future stock price performance.
(7)The TSR Peer Group consists of the S&P 500 Information Technology Index, an independently prepared index.
(8)We have selected revenue as the Company-Selected Measure because it is a core driver of our performance and stockholder value creation and, accordingly, was utilized in the Bonus Plan.

Okta, Inc.	2025 Proxy Statement	61

Executive Compensation
Relationship Between Pay and Performance

Below are graphs showing the relationship of “Compensation Actually Paid” to our PEO and our non-PEO NEOs in fiscal 2021, 2022, 2023, 2024 and 2025 to (i) the TSR of both our common stock and the S&P 500 Information Technology Index, (ii) our net income and (iii) our revenue.

Compensation Actually Paid vs. TSR
Compensation Actually Paid (PEO)
Compensation Actually Paid (Non-PEO NEO Average)
OKTA Total Shareholder Return
S&P 500 IT Index Total Shareholder Return
2021
2022
2023
2024
2025
Compensation Actually Paid ($000)
$200,000
$150,000
$100,000
$50,000
$0
-$50,000
Value of Initial $100 Investment (TSR)
$300
$250
$200
$150
$100
$50
$188,220
$54,801
$202
$137
$7,266
$6,359
$173
$155
($21,078)
($425)
$146
$57
$30,397
$7,822
$219
$65
$24,438
$7,644
$280
$74

Compensation Actually Paid vs. Net Income
Compensation Actually Paid (PEO)
Compensation Actually Paid (Non-PEO NEO Average)
Net Income
2021
2022
2023
2024
2025
$200,000
$150,000
$100,000
$50,000
$0
-$50,000
Compensation Actually Paid ($000)
$100
$0
-$100
-$200
-$300
-$400
-$500
-$600
-$700
-$800
-$900
Net Income ($Millions)
$188,220
$54,801
-$266
$7,266
$6,359
-$848
($21,078)
($425)
-$815
$30,397
$7,822
-$355
$24,438
$7,644
$28

62	2025 Proxy Statement	Okta, Inc.

Executive Compensation

Compensation Actually Paid vs. Revenue

Compensation Actually Paid (PEO)
Compensation Actually Paid (Non-PEO NEO Average)
Company Selected Measure: Revenue
2021
2022
2023
2024
2025
$200,000
$150,000
$100,000
$50,000
$0
-$50,000
Compensation Actually Paid ($000)
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
Revenue ($Millions)
$188,220
$54,801
$835
$7,266
$6,359
$1,300
($21,078)
($425)
$1,858
$30,397
$7,822
$2,263
$24,438
$7,644
$2,610

Tabular List of Financial Performance Measures

The following is a list of financial performance measures, which in our assessment represent the most important financial performance measures used by the company to link compensation actually paid to our PEO and our Non-PEO NEOs for fiscal 2025 to company performance:
•Revenue
•Non-GAAP Operating Income
•Relative TSR

Okta, Inc.	2025 Proxy Statement	63

Report of the Compensation Committee of the Board of Directors

The information contained in this compensation committee report is being furnished and shall not be deemed to be “soliciting material,” “filed” with the SEC, subject to Regulations 14A or 14C of the Exchange Act or subject to the liabilities of Section 18 of the Exchange Act. No portion of this compensation committee report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that Okta specifically incorporates this report or a portion of it by reference.
The compensation committee has reviewed and discussed the section captioned “Executive Compensation” with the company’s management team. Based on such review and discussions, the compensation committee recommended to the board of directors that this Compensation Discussion and Analysis be included in the Proxy Statement and be included in the Annual Report on Form 10-K we filed with the SEC for the fiscal year ended January 31, 2025.

Compensation Committee
Michael Stankey (Chair) Robert L. Dixon, Jr. Rebecca Saeger

64	2025 Proxy Statement	Okta, Inc.

Equity Compensation
Plan Information
The following table provides information as of January 31, 2025 regarding shares of our common stock that may be issued under our equity compensation plans, consisting of the 2009 Plan, the 2017 Plan, the 2017 Employee Stock Purchase Plan (the “2017 ESPP”), the Auth0, Inc. 2014 Equity Incentive Plan (the “2014 Plan”) and the Auth0, Inc. Phantom Unit Plan (the “Phantom Unit Plan,” and together with the 2014 Plan, the “Auth0 Plans”).

Equity Compensation Plan Information
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Referenced in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1):	9,827,520(2)	59.9681(3)	45,563,776(4)
Equity compensation plans not approved by security holders(5):	—	—	—
Total	9,827,520	59.9681	45,563,776
(1)The 2017 Plan provides that the number of shares of Class A common stock reserved and available for issuance under the 2017 Plan will automatically increase each February 1, beginning on February 1, 2018, by 5% of the outstanding number of shares of our Class A and Class B common stock on the immediately preceding January 31 or such lesser number of shares as determined by our compensation committee. The 2017 ESPP provides that the number of shares of Class A common stock reserved and available for issuance under the 2017 ESPP will automatically increase each February 1, beginning on February 1, 2018, by 1% of the outstanding number of shares of our Class A and Class B common stock on the immediately preceding January 31 or such lesser number of shares as determined by our compensation committee. As of January 31, 2025, a total of 62,244,079 shares of our Class A common stock had been authorized for issuance pursuant to the 2017 Plan, which number excludes the 8,735,740 shares that were added to the 2017 Plan as a result of the automatic annual increase on February 1, 2025. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The shares of Class A and Class B common stock underlying any awards that are forfeited, canceled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the 2017 Plan and the 2009 Plan will be added back to the shares of Class A common stock available for issuance under the 2017 Plan (provided, that any such shares of Class B common stock will first be converted into shares of Class A common stock). We no longer make grants under the 2009 Plan. As of January 31, 2025, a total of 8,672,981 shares of our Class A common stock had been reserved for issuance pursuant to the 2017 ESPP, which number excludes the 1,734,596 shares that were added to the 2017 ESPP as a result of the automatic annual increase on February 1, 2025. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization.
(2)Includes 2,031,827 shares of Class A and Class B common stock issuable upon the exercise of outstanding options and 7,795,693 shares of Class A common stock issuable upon the vesting of RSUs and PSUs.
(3)As RSUs do not have any exercise price, such units are not included in the weighted average exercise price calculation.
(4)As of January 31, 2025, there were 36,828,036 shares of Class A common stock available for grant under the 2017 Plan and 8,735,740 shares of Class A common stock available for grant under the 2017 ESPP. A maximum of 1,528,640 shares may be purchased in the offering period ongoing as of January 31, 2025 under the 2017 ESPP.
(5)Excludes (i) 166,753 shares of Class A common stock issuable upon the exercise of outstanding options at a weighted average exercise price of $33.7070 per share and (ii) 3,270 shares of Class A common stock issuable upon the vesting of RSUs under the Auth0 Plans. We assumed certain outstanding awards under the Auth0 Plans in connection with our acquisition of Auth0, Inc. in May 2021 but do not utilize the Auth0 Plans for grants following its acquisition.

Okta, Inc.	2025 Proxy Statement	65

Security Ownership of
Certain Beneficial Owners
and Management
The following table sets forth certain information with respect to the beneficial ownership of our capital stock as of April 1, 2025 for:
•each person or group of affiliated persons known by us to be the beneficial owner of more than five percent of the outstanding shares of our Class A or Class B common stock;
•each of our NEOs;
•each of our directors; and
•all of our directors and current executive officers as a group.
We have determined beneficial ownership in accordance with SEC rules, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
We have based percentage ownership of our capital stock on 161,141,181 shares of our Class A common stock and 7,909,862 shares of our Class B common stock outstanding on April 1, 2025. We have deemed shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 1, 2025 and RSUs that are releasable within 60 days of April 1, 2025 to be outstanding and to be beneficially owned by the person holding the option and/or RSU for the purpose of computing the percentage ownership of that person, but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Okta, Inc., 100 First Street, Suite 600, San Francisco, California 94105.

	Shares Beneficially Owned
	Class A		Class B		Total Voting %†	Total Ownership %
	Shares	%	Shares	%
5% Stockholders
Entities affiliated with FMR(1)	16,950,896	10.1%	—	—	6.9%	9.7%
Entities affiliated with The Vanguard Group(2)	16,606,930	9.9%	—	—	6.7%	9.5%
Entities affiliated with BlackRock(3)	9,119,528	5.5%	—	—	3.7%	5.2%
Directors and Executive Officers
Jon Addison(4)	26,072	*	—	—	*	*
Shellye Archambeau(5)	8,860	*	—	—	*	*
Anthony Bates	—	*	—	—	*	*
Emilie Choi(6)	5,243	—	—	—	—	—
Robert L. Dixon, Jr.(7)	8,637	*	—	—	*	*
Jeff Epstein(8)	7,492	*	—	—	*	*
Benjamin Horowitz(9)	563,691	*	—	—	*	*
J. Frederic Kerrest(10)	267,010	*	1,376,431	17.4%	5.7%	*
Todd McKinnon(11)	312,613	*	6,512,134	81.7%	26.5%	3.9%
Shibu Ninan(12)	12,215	*	—	—	*	*
Rebecca Saeger(13)	13,190	*	—	—	*	*
Larissa Schwartz(14)	22,125	*	14,000	*	*	*
Michael Stankey(15)	24,392	*	190,000	2.3%	*	*

66	2025 Proxy Statement	Okta, Inc.

Security Ownership of Certain Beneficial Owners and Management

Brett Tighe(16)	132,194	*	69,046	*	*	*
All directors and current executive officers as a group (15 persons)(17)	1,434,847	*	8,171,249	99.8%	33.3%	5.5%
*Represents beneficial ownership of less than one percent (1%).
†Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. The holders of our Class A common stock are entitled to one vote per share and holders of our Class B common stock are entitled to ten votes per share.
(1)Based on information reported by FMR LLC on Schedule 13G/A filed with the SEC on June 24, 2024. Of the shares of Class A common stock beneficially owned, FMR LLC reported that, as of June 7, 2024, it has sole dispositive power with respect to all of the shares and sole voting power with respect to 16,094,207 shares. Abigail P. Johnson, Director, Chairman and Chief Executive Officer of FMR LLC, and members of the Johnson family, through their ownership of voting common shares and the execution of a shareholders’ voting agreement with respect to FMR LLC, may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. FMR LLC listed its address as 245 Summer Street, Boston, MA 02210.
(2)Based on information reported by The Vanguard Group on Schedule 13G/A filed with the SEC on July 10, 2024. Of the shares of Class A common stock beneficially owned, The Vanguard Group reported that, as of June 28, 2024, it has sole dispositive power with respect to 16,230,658 shares, shared dispositive power with respect to 376,272 shares, sole voting power with respect to none of the shares and shared voting power with respect to 111,245 shares. The Vanguard Group listed its address as 100 Vanguard Blvd., Malvern, PA 19355.
(3)Based on information reported by BlackRock, Inc. (“BlackRock”) on Schedule 13G/A filed with the SEC on January 29, 2024. BlackRock, as a parent holding company or control person, may be deemed to beneficially own the indicated shares and, as of December 31, 2023, has sole dispositive power with respect to 8,225,993 shares and sole voting power with respect to all of the shares. BlackRock reported its beneficial ownership on behalf of itself and the following: BlackRock Life Limited; BlackRock Advisors, LLC; Aperio Group, LLC; BlackRock (Netherlands) B.V.; BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Japan Co., Ltd.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock (Luxembourg) S.A.; BlackRock Investment Management (Australia) Limited; BlackRock Advisors (UK) Limited; BlackRock Fund Advisors; BlackRock Asset Management North Asia Limited; BlackRock (Singapore) Limited; and BlackRock Fund Managers Ltd. BlackRock, Inc. listed its address as 50 Hudson Yards, New York, NY 10001.
(4)Consists of 26,072 shares of Class A common stock held of record by Mr. Addison.
(5)Consists of 8,860 shares of Class A common stock held of record by Ms. Archambeau.
(6)Consists of 5,243 shares of Class A common stock held of record by Ms. Choi.
(7)Consists of 8,637 shares of Class A common stock held of record by Mr. Dixon.
(8)Consists of 7,492 shares of Class A common stock held of record by Mr. Epstein.
(9)Consists of (i) 2,818 shares of Class A common stock held of record by Mr. Horowitz and (ii) 560,873 shares of Class A common stock held of record by the 1997 Horowitz Family Trust, of which Mr. Horowitz and his spouse are trustees.
(10)Consists of (i) 267,010 shares of Class A common stock subject to outstanding options held by Mr. Kerrest that are exercisable within 60 days of April 1, 2025 and (ii) 1,376,431 shares of Class B common stock, of which 1,139,387 shares are held of record by Mr. Kerrest and his wife, as trustees of the Kerrest Family Revocable Trust, 157,668 shares are held of record by KIT Holdings LLC and 79,376 shares are held of record by KLT 218 Holdings LLC. Mr. Kerrest has sole voting power and sole dispositive power with respect to the shares described in (i). Mr. Kerrest has shared voting power and shared dispositive power with respect to the shares held of record by Mr. Kerrest and his wife, as trustees of the Kerrest Family Revocable Trust. Mr. Kerrest’s father, as the manager of KIT Holdings LLC, has voting and dispositive power with respect to the shares held of record by KIT Holdings LLC. Mr. Kerrest’s father, as the manager of KLT 218 Holdings LLC, has voting and dispositive power with respect to the shares held of record by KLT 218 Holdings LLC.
(11)Consists of (i) 35,551 shares of Class A common stock held of record by Mr. McKinnon in an individual capacity, (ii) 277,062 shares of Class A common stock subject to outstanding options held by Mr. McKinnon that are exercisable within 60 days of April 1, 2025, (iii) 64,109 shares of Class B common stock subject to outstanding options held by Mr. McKinnon that are exercisable within 60 days of April 1, 2025 and (iv) 6,448,025 shares of Class B common stock, of which 6,319,778 shares are held of record by Mr. McKinnon, as trustee of the McKinnon-Stachon Family Trust, and 128,247 shares are held of record by Mr. McKinnon’s brother-in-law, as trustee of the McKinnon Irrevocable Trust. Mr. McKinnon has sole voting power and sole dispositive power with respect to the shares described in (i) through (iii). Mr. McKinnon has shared voting power and shared dispositive power with respect to the shares he holds of record as trustee of the McKinnon-Stachon Family Trust. Mr. McKinnon’s wife, in her role as the sole member of the investment committee of the McKinnon Irrevocable Trust, has voting and dispositive power with respect to the shares held of record by Mr. McKinnon’s brother-in-law, as trustee of the McKinnon Irrevocable Trust, and Mr. McKinnon has no voting and dispositive power with respect to such shares.
(12)Consists of 12,215 shares of Class A common stock held of record by Mr. Ninan.
(13)Consists of 13,190 shares of Class A common stock held of record by Ms. Saeger.
(14)Consists of (i) 22,125 shares of Class A common stock held of record by Ms. Schwartz and (ii) 14,000 shares of Class B common stock subject to outstanding options held by Ms. Schwartz that are exercisable within 60 days of April 1, 2025.
(15)Consists of (i) 24,392 shares of Class A common stock held of record by Mr. Stankey and (ii) 190,000 shares of Class B common stock subject to outstanding options held by Mr. Stankey that are exercisable within 60 days of April 1, 2025.
(16)Consists of (i) 130,944 shares of Class A common stock held of record by Mr. Tighe, (ii) 1,250 shares of Class A common stock held of record by the Loomis Tighe Family Living Trust and (iii) 69,046 shares of Class B common stock held of record by the Loomis Tighe Family Living Trust.
(17)Consists of (i) 1,434,847 shares of Class A common stock beneficially owned by our directors and current executive officers as a group, (ii) 565,357 shares of Class A common stock subject to outstanding options held by our directors and current executive officers as a group that are exercisable within 60 days of April 1, 2025, (iii) 8,171,249 shares of Class B common stock beneficially owned by our directors and current executive officers as a group and (iv) 277,747 shares of Class B common stock subject to outstanding options held by our directors and current executive officers as a group that are exercisable within 60 days of April 1, 2025.

Okta, Inc.	2025 Proxy Statement	67

Certain Relationships and Related Party Transactions	Certain Relationships and Transactions

In addition to the compensation arrangements, including employment, termination of employment and change-in-control arrangements and indemnification arrangements, the following is a description of each transaction since February 1, 2024 and each currently proposed transaction in which:
•Okta was or will be a participant;
•the amount involved exceeded or exceeds $120,000; and
•any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.
We have granted RSUs to our directors and executive officers and PSUs to our executive officers. For a description of these RSUs and PSUs, please see the sections titled “Executive Compensation” and “Corporate Governance—Non-Employee Director Compensation” above.
We have entered into change-in-control arrangements with certain of our executive officers that, among other things, provide for certain severance and change-in-control benefits. See the section titled “Compensation Discussion and Analysis—Post-Employment Compensation Arrangements” for more information.

Limitation of Liability and Indemnification of Officers and Directors

Our certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:
•any breach of their duty of loyalty to our company or our stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•any transaction from which they derived an improper personal benefit.

68	2025 Proxy Statement	Okta, Inc.

Certain Relationships and Related Party Transactions
Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.
In addition, our bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Our bylaws also provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our bylaws provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.
Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.
The limitation of liability and indemnification provisions that are included in our certificate of incorporation, bylaws and in indemnification agreements that we enter into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be harmed to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions.
We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including, without limitation, claims relating to public securities matters, and coverage is provided to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.
Certain of our non-employee directors may, through their relationships with their employers or affiliated entities, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our board.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Procedures for Approval of Related Party Transactions

Our audit committee charter provides that our audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions.” Our amended and restated related person transaction policy defines “related party transactions” as transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000, and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed fiscal year, and their immediate family members.

Okta, Inc.	2025 Proxy Statement	69

Additional Information
Our board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

70	2025 Proxy Statement	Okta, Inc.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 23, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/OKTA2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 23, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V74946-P31073

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OKTA, INC.

The Board of Directors recommends you vote FOR ALL of the following nominees:

	For All	Withhold All	For All Except
1. To elect two Class II directors to serve until the 2028 Annual Meeting of Stockholders or until their successors are duly elected and qualified:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Jeff Epstein
02) J. Frederic Kerrest

The Board of Directors recommends you vote FOR proposals 2 and 3, and "1 YEAR" on proposal 4:

	1 Year	2 Years	3 Years	Abstain
4. To approve, on an advisory non-binding basis, the frequency of future advisory non-binding votes to approve the compensation of our named executive officers.	☐	☐	☐	☐

NOTE: The proxies may vote in their discretion upon any other matters as may properly come before the meeting or any adjournments, continuations or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the 2025 Annual Meeting of Stockholders to be Held on June 24, 2025:
The Notice and Proxy Statement and 2025 Annual Report are available at www.proxyvote.com.

V74947-P31073

Okta, Inc.
2025 Annual Meeting of Stockholders
June 24, 2025 9:00 AM PT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Todd McKinnon, Larissa Schwartz and Brett Tighe, or any of them, as proxies and attorneys-in-fact, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock and Class B common stock of Okta, Inc. that the stockholder(s) is/are entitled to vote at the 2025 Annual Meeting of Stockholders to be held at 9:00 AM PT on June 24, 2025, at www.virtualshareholdermeeting.com/OKTA2025, and any adjournment, continuation or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted (i) FOR the election of each of the nominees for director, (ii) FOR Proposals 2 and 3, (iii) 1 YEAR for Proposal 4, and (iv) in the discretion of the proxies, upon any other matters as may properly come before the meeting or any adjournment, continuation or postponement thereof.

Continued and to be signed on reverse side